Exhibit 10.1
Retirement Savings Plan for
Employees of Seacoast National Bank
(As Amended and Restated Effective January 1, 2009)

Retirement Savings Plan for
Employees of Seacoast National Bank
(As Amended and Restated Effective January 1, 2009)
TABLE OF CONTENTS

ARTICLE 1 INTRODUCTION	1

1.01 History of the Plan	1
1.02 Amended and Restated Plan	1
1.03 Plan Governs Distribution of Benefits	1
1.04 Purpose	1

ARTICLE 2 DEFINITIONS	2

Account	2
Adjustment	2
Affiliate	2
Authorized Leave of Absence	2
Beneficiary	2
Board	3
Break in Service	3
Code	3
Committee	3
Company	3
Company Stock	3
Company Stock Fund	3
Compensation	4
Contribution Agreement	4
Disability	4
Effective Date	4
Elective Profit Sharing Contribution	4
Eligible Employee	4
Employee	5
Employee Contribution	5
Employer	5
Employer Contribution	5
Employer Matching Contribution	5
Employer Matching Contribution Account	5
Entry Date	5
ERISA	5
Fiduciary	5
Highly Compensated Employee	5
Hour of Service	5
Investment Fund	6
Leased Employee	6
Non-elective Contribution	6
Non-Elective Profit Sharing Contribution	6
Normal Retirement Age	6
One-Year Break in Service	6
Participant	7

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Plan	7
Plan Administrator or Administrator	7
Plan Year	7
Port St. Lucie Participant	7
Profit Sharing Contribution	7
Profit Sharing Contribution Account	7
Qualified Domestic Relations Order	7
Qualified Non-elective Contribution	7
Qualified Plan	7
Retirement	7
Retirement Contribution	7
Retirement Contribution Account	7
Rollover Contribution	7
Rollover Contribution Account	7
Roth 401(k) Contribution	7
Roth 401(k) Contribution Account	8
Salary Savings Contribution	8
Salary Savings Contribution Account	8
Separated Participant	8
Spouse	8
Termination of Employment	8
Transfer Contribution	9
Transfer Contribution Account	9
Treasury Regulation	9
Trust or Trust Agreement	9
Trust Fund or Fund	9
Trustee	9
Valuation Date	9
Voluntary After-Tax Contributions	9
Voluntary After-Tax Contribution Account	9
Year of Eligibility Service	9
Year of Vesting Service	9

ARTICLE 3 PARTICIPATION	10

3.01 Participation	10
3.02 Year of Eligibility Service	11
3.03 Participation and Rehire	11
3.04 Acquisitions	11
3.05 Not Contract for Employment	11

ARTICLE 4 EMPLOYEE CONTRIBUTIONS	12

4.01 Employee Contributions	12
4.02 Elections Regarding Employee Contributions	13
4.03 Changes in Employee Contribution Percentage or Suspension of Contributions	14
4.04 Deadline for Contribution and Allocation of Salary Savings Contributions	14
4.05 Rollover Contributions	14
4.06 Transfer Contribution	15

ARTICLE 5 EMPLOYER CONTRIBUTIONS	16

5.01 Employer Matching Contribution	16
5.02 Profit Sharing Contributions	17
5.03 Retirement Contribution	18
5.04 Qualified Non-Elective Contributions	18
5.05 Form and Timing of Contributions	19
5.06 Forfeitures	19

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5.07 Employment on Last Day of Plan Year	19

ARTICLE 6 ACCOUNTS AND ALLOCATIONS	20

6.01 Participant Accounts	20
6.02 Allocation of Adjustments	21
6.03 Investment Funds and Elections	21
6.04 Errors	22
6.05 Valuation For Purposes of Distributions	23

ARTICLE 7 VESTING	24

7.01 Retirement	24
7.02 Disability	24
7.03 Death	24
7.04 Other Termination of Employment	24
7.05 Year of Vesting Service	25
7.06 Forfeitures	26
7.07 Amendment of Vesting Schedule	26

ARTICLE 8 DISTRIBUTIONS	28

8.01 Commencement of Distribution	28
8.02 Method of Distribution	29
8.03 Minimum Distribution Requirements	30
8.04 Required Minimum Distributions for 2009	34
8.05 Application for Benefits	34
8.06 Distributions Pursuant to Qualified Domestic Relations Orders	35
8.07 Direct Transfer of Account to an Eligible Retirement Plan	35
8.08 Direct Trust to Trust Transfers by Non-Spouse Beneficiaries	36

ARTICLE 9 HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS	38

9.01 Hardship Withdrawal of Account	38
9.02 Definition of Hardship	38
9.03 Maximum Hardship Distribution	39
9.04 Procedure to Request Hardship	40
9.05 Valuation for Purposes of Withdrawals	40
9.06 Age 59 1/2 In-Service Distributions	40

ARTICLE 10 ADMINISTRATION OF THE PLAN	41

10.01 Named Fiduciaries	41
10.02 Board of Directors	41
10.03 Trustee	41
10.04 Committee	41
10.05 Standard of Fiduciary Duty	42
10.06 Claims Procedure	42
10.07 Indemnification of Committee; Board	45

ARTICLE 11 AMENDMENT AND TERMINATION	46

11.01 Right to Amend	46
11.02 Termination and Discontinuance of Contributions	46
11.03 IRS Approval of Termination	46

ARTICLE 12 SPECIAL DISCRIMINATION RULES	47

12.01 Definitions	47
12.02 Limit on Salary Savings Contributions and Roth 401(k) Contributions	49
12.03 Average Actual Deferral Percentage	52
12.04 Special Rules For Determining Average Actual Deferral Percentage	52

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12.05 Distribution of Excess ADP Deferrals	53
12.06 Average Actual Contribution Percentage	55
12.07 Special Rules For Determining Average Actual Contribution Percentages	56
12.08 Distribution of Employer Matching Contributions	56
12.09 Forfeiture of Excess ACP Contributions	57
12.10 Order of Applying Certain Sections of Article	57

ARTICLE 13 HIGHLY COMPENSATED EMPLOYEES	58

13.01 In General	58
13.02 Highly Compensated Employees	58
13.03 Former Highly Compensated Employee	58
13.04 Definitions	58
13.05 Other Methods Permissible	59

ARTICLE 14 MAXIMUM BENEFITS	60

14.01 General Rule	60
14.02 Definitions	61

ARTICLE 15 TOP HEAVY RULES	63

15.01 General	63
15.02 Definitions	63
15.03 Minimum Benefit	64

ARTICLE 16 MISCELLANEOUS	65

16.01 Headings	65
16.02 Action by Employer	65
16.03 Spendthrift Clause	65
16.04 Distributions Upon Plan Termination	65
16.05 Discrimination	65
16.06 Release	65
16.07 Compliance with Applicable Laws	66
16.08 Merger	66
16.09 Governing Law	66
16.10 Legally Incompetent	66
16.11 Location of Participant or Beneficiary Unknown	66
16.12 Protected Benefits	66
16.13 Qualified Military Service	67

APPENDIX A PREDECESSOR EMPLOYERS AND PAST SERVICE CREDIT RULES	69

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Retirement Savings Plan for
Employees of Seacoast National Bank
(As Amended and Restated Effective January 1, 2009)
ARTICLE 1
INTRODUCTION
1.01	History of the Plan.

Effective January 1, 1983, Seacoast Banking Corporation of Florida adopted and established the Retirement Savings Plan for First National Bank & Trust Company of Treasure Coast (the “Plan”) for the exclusive benefit of its Eligible Employees. The Plan was thereafter amended, and amended and restated in its entirety, from time to time. Effective as of April 28, 2006, the name of the Plan was changed to the Retirement Savings Plan for Employees of Seacoast National Bank. Effective as of January 1, 2009, sponsorship of the Plan was transferred to Seacoast National Bank (the “Company”). The Plan has at all times been maintained as a plan meeting the requirements of qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

1.02	Amended and Restated Plan.

Effective January 1, 2009, the Plan is continued in an amended and restated form as set forth in its entirety in this document. Certain provisions of this Plan may have effective dates prior to or later than January 1, 2009, and are noted accordingly.

1.03	Plan Governs Distribution of Benefits.

The distribution of benefits for all Participants (whether employed by the Employer before or after the Effective Date) shall be governed by the provisions of this Plan. Nevertheless, early retirement benefits, retirement-type subsidies, or optional forms of benefits protected under Code Section 411(d)(6) shall not be reduced or eliminated with respect to such benefits that have already accrued unless such reduction or elimination is permitted under the Code, Treasury Regulations, authority issued by the Internal Revenue Service, or judicial authority.

1.04	Purpose.

The purpose of this Plan is to encourage savings on the part of Participants by allowing them to accumulate tax-deferred savings while providing an incentive through matching contributions made by the Employer. Further, the benefits described in the Plan are provided for the exclusive benefit of the Participants and their Beneficiaries and this Plan shall be administered and interpreted in accordance with such purpose.

ARTICLE 2
DEFINITIONS
Certain terms of this Plan have defined meanings that are set forth in this Article and that shall govern unless the context in which they are used clearly indicates that some other meaning is intended.
A defined term, such as “Retirement,” will normally govern the definitions of derivatives therefrom, such as “Retire,” even though such derivatives are not specifically defined and even if they are or are not initially capitalized. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Singular and plural nouns and pronouns shall be interchangeable as the factual context may allow or require. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or Section.
Account shall mean the Account established and maintained by the Committee or Trustee for each Participant or their Beneficiaries to which shall be allocated each Participant’s interest in the Trust Fund. Each Account shall be comprised of the sub-accounts described in Section 6.01.
Adjustment shall mean for any Valuation Date the aggregate earnings, realized or unrealized appreciation, losses, expenses, and realized or unrealized depreciation of the Trust Fund since the immediately preceding Valuation Date. For purposes of such adjustment, all assets of the Trust Fund shall be valued at their fair market value as of each Valuation Date. The determination of the valuation of assets and the adjustment shall be made by the Trustee and shall be final and binding.
Affiliate shall mean any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company; any trade or business that is under common control (as defined in Code Section 414(c)) with the Company; any organization that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).
Authorized Leave of Absence shall mean any temporary layoff or any absence authorized by the Employer under the Employer’s standard personnel practices provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence and provided further that the Participant returns within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence to the extent required by federal law.
Beneficiary shall mean:
(a)	Unmarried Participants. For unmarried Participants, any individual(s), trust(s), estate(s), partnership(s), corporation(s) or other entity or entities designated by the Participant in accordance with procedures established by the Committee to receive any distribution to which the Participant is entitled under the Plan in the event of the Participant’s death. The Committee may require certification by a Participant in any form it deems appropriate of the Participant’s marital status prior to accepting or honoring any Beneficiary designation. Any Beneficiary designation shall be void if the Participant revokes the designation or marries. Any Beneficiary designation shall be void to the extent it conflicts with the terms of a “qualified domestic relations order,” as defined in Code Section 414(p).

If an unmarried Participant fails to designate a Beneficiary or if the designated Beneficiary fails to survive the Participant and the Participant has not designated a contingent Beneficiary, the Beneficiary shall be the Participant’s estate.

(b)	Married Participant. A married Participant’s Beneficiary shall be his Spouse at the time of his death unless the Participant has designated a non-Spouse Beneficiary (or Beneficiaries) with the written consent of his Spouse given in the presence of a notary public on a form provided by the Committee, or unless the terms of a qualified domestic relations order require payment to a non-Spouse Beneficiary. A married Participant’s designation of a non-Spouse Beneficiary in accordance with the preceding sentence shall remain valid until revoked by the Participant or until the Participant marries a Spouse who has not consented to a designation in accordance with the preceding sentence. A Spouse’s consent to the Participant’s designation of a non-Spouse Beneficiary (or Beneficiaries) must state the specific non-spouse Beneficiary (including any class of Beneficiaries or contingent Beneficiaries) and the particular optional form of benefit. The Participant may not subsequently substitute another non-spouse Beneficiary or select another optional form of benefit without the Spouse’s consent. Notwithstanding the preceding sentence, the Spouse may execute a general consent that allows the Participant to subsequently change the designated Beneficiary or optional form of benefit without Spousal consent, provided the Spouse acknowledges that (i) the Spouse may limit consent to a specific beneficiary or a specific optional form of benefit, and (ii) the Spouse voluntarily elects to relinquish such rights.
For the purposes of this Section, revocation of prior Beneficiary designations will occur when a Participant (i) files a subsequent valid designation with the Committee; or (ii) files a signed statement with the Committee evidencing his intent to revoke any prior designations.
Board shall mean the Board of Directors of Seacoast National Bank.
Break in Service shall mean a period of five consecutive One-Year Breaks in Service.
Code shall mean the Internal Revenue Code of 1986, as amended. A reference to a specific provision of the Code shall include such provision and any applicable Treasury Regulation pertaining thereto.
Committee shall mean the committee appointed by the Board or its designee under Article 10 to administer the Plan.
Company shall mean Seacoast National Bank, its successors and assigns.
Company Stock shall mean shares of common stock issued by Seacoast Banking Corporation of Florida. The Company Stock is intended to constitute “Qualifying Employer Securities” as defined in ERISA Section 407(d)(5). It is hereby expressly provided that the Plan may acquire and hold Qualifying Employer Securities.
Company Stock Fund shall mean the portion of the Plan and the Trust Fund invested in Company Stock, including cash and cash equivalents to the extent needed to facilitate transactions.

Compensation shall mean the gross annual earnings required to be reported on a Participant’s Form W-2 (box 1) under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall also (i) include Salary Savings Contributions, salary reduction contributions to any Section 125 Plan maintained by the Employer, amounts applied at the election of the Participant under an arrangement described in Code Section 132(f) and salary deferrals under Code Sections 402(a)(8), 402(h), 403(b), 457 and 414(h); (ii) exclude Non-elective Contributions under a Section 125 Plan maintained by the Employer, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation (and for this purpose, benefits under a stock option plan are “deferred compensation”) and welfare benefits (and for this purpose, worker’s compensation payments of any type and severance pay of any type shall be considered to be “welfare benefits,” but sick pay, short term disability and vacation pay are not considered to be “welfare benefits”); and (iii) disregard any income exclusions under Code Section 3401(a) based on the nature or location of employment.
The annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $245,000 as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.
Contribution Agreement shall mean an agreement between the Employer and a participating Eligible Employee whereby such Eligible Employee authorizes the Employer to withhold a specified percentage of his Compensation for deposit to the Plan on his behalf on a pre-tax basis as Salary Savings Contributions and/or, effective on and after September 1, 2009, on an after-tax basis as Roth 401(k) Contributions.
Disability shall mean an illness or injury of a potentially permanent nature certified by a physician selected by or satisfactory to the Company that prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience. An Employee requesting payment under the Plan as a result of a Disability must be eligible for and receive disability benefits under the Social Security Act.
Effective Date shall mean January 1, 2009.
Elective Profit Sharing Contribution shall have the meaning set forth in Section 5.02.
Eligible Employee. Except for those Employees identified in the following sentence, all Employees employed by the Employer shall be considered Eligible Employees. The following Employees shall not be considered Eligible Employees: (i) any employee included in a collective bargaining unit for which a labor organization is recognized as collective bargaining agent unless such employee has been designated by the Board of Directors as an “Eligible Employee” for the purposes of this Plan; (ii) any Employee who is a nonresident alien and who does not receive earned income from the Company that constitutes income from sources within the United States; (iii) any “Leased Employee,” within the meaning of Code Section 414(n)(2), with respect to the Employer; (iv) any Leased Employee, regardless of whether such employee meets the definition of leased employee in Code Section 414(n)(2); and (v) any person who is classified by the Employer as an independent contractor for purposes of withholding and payment of employment taxes, even if such person is later determined, whether by the Employer or otherwise, to be a common law Employee of the Employer.

Employee shall mean any person employed by or on Authorized Leave of Absence from the Employer, and any person who is a “Leased Employee” within the meaning of Code Section 414(n)(2) with respect to the Employer. However, if such Leased Employees constitute less than 20 percent of the Company’s and Affiliates’ combined non-highly compensated work force, within the meaning of Code Section 414(n)(1)(C)(ii), the term “Employee” shall not include Leased Employees covered by a plan described in Code Section 414(n)(5).
Employee Contribution shall mean Non-elective Contributions deferred to the Plan under the Section 125 Plan maintained by the Employer, Salary Savings Contributions, Roth 401(k) Contributions and/or Voluntary After-Tax Contributions (made to the Plan prior to April 1, 2001).
Employer shall mean the Company and all the Affiliates.
Employer Contribution shall mean Employer Matching Contributions, Profit Sharing Contributions, Retirement Contributions or Qualified Non-Elective Contributions.
Employer Matching Contribution shall have the meaning defined in Section 5.01.
Employer Matching Contribution Account shall mean the portion of a Participant’s total Account attributable to Employer Matching Contributions, and the total of the Adjustments that have been credited to or deducted from a Participant’s Account with respect to Employer Matching Contributions.
Entry Date shall mean the first day of the month coinciding with or immediately following the date an Eligible Employee satisfies the eligibility requirements in Article 3.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include any applicable regulations pertaining thereto.
Fiduciary shall mean any party named as a Fiduciary in Article 10 of the Plan. Any party shall be considered a Fiduciary of the Plan only to the extent of the powers and duties specifically allocated to such party under the Plan.
Highly Compensated Employee shall have the meaning set forth in Section 13.02.
Hour of Service shall mean:
(a)	Each hour for which an Employee is paid, or entitled to payment, for performance of duties for the Employer. These hours shall be credited to the Employee for the period during which the duties were performed;

(b)	Each hour for which an Employee is paid, or entitled to payment, by the Employer, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period).

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or period to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made.

(d)	In lieu of the foregoing, an Employee who is not compensated on an hourly basis (such as salary, commission or piecework employees) shall be credited with 45 Hours of Service for each week in which such Employee would be credited with Hours of Service in hourly pay. However, this method of computing Hours of Service may not be used for any Employee whose Hours of Service is required to be counted and recorded by any Federal law, such as the Fair Labor Standards Act. Any such method must yield an equivalency of at least 1,000 hours per computation period.

(e)	Notwithstanding any provision of the plan to the contrary, an Employee shall be credited with each hour for which the Employee is not paid but which is required to be credited to such employee under the Family and Medical Leave Act or the Uniformed Services Reemployment Rights Act. Hours credited under this paragraph shall be credited to the minimum extent and solely for the purpose required under the applicable law.
Hours of Service shall be credited for employment with the Company and with any Affiliate.
The following rules shall apply in determining whether an Employee completes an Hour of Service:
1.	The same hours shall not be credited under subparagraphs (a) or (b) above, as the case may be, and subparagraph (c) above, nor shall the same hours credited under subparagraphs (a) through (d) above be credited under subparagraph (e) above.

2.	The rules relating to determining Hours of Service for reasons other than the performance of duties and for crediting Hours of Service to particular periods of employment shall be those rules stated in Department of Labor Regulations Sections 2530.200b-2(b) and -2(c), respectively.
Investment Fund shall mean the separate funds under the Trust Fund that are distinguished by their investment objectives. See Section 6.03.
Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services were performed under the primary direction or control of the Employer.
Non-elective Contribution shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant in lieu of cash compensation, and that are made pursuant to the Section 125 Plan maintained by the Employer. Such contributions are fully vested and nonforfeitable when made and distributable only as specified in Article 8.
Non-Elective Profit Sharing Contribution shall have the meaning as set forth in Section 5.02.
Normal Retirement Age shall mean age 65.
One-Year Break in Service shall mean any Plan Year during which an Employee accrues 500 or fewer Hours of Service. A One-Year Break in Service shall not occur during any Plan Year in which the

Employee is on an Authorized Leave of Absence, but only if the Employee returns to active employment immediately upon expiration of such period.
Participant shall mean an Eligible Employee who becomes eligible to participate in the Plan as provided in Article 3.
Plan shall mean the Retirement Savings Plan for Employees of Seacoast National Bank and any amendments thereto. See also Section 1.01.
Plan Administrator or Administrator, within the meaning of ERISA Section 3(16), shall mean the Company.
Plan Year shall mean the calendar year.
Port St. Lucie Participant shall mean a participant in the Port St. Lucie National Bank Retirement Savings Plan immediately prior to the merger of such plan with this Plan.
Profit Sharing Contribution shall mean Elective Profit Sharing Contributions and Non-Elective Profit Sharing Contributions. See Section 5.02.
Profit Sharing Contribution Account shall mean the portion of a Participant’s total Account attributable to Profit Sharing Contributions, and the total of the Adjustments that have been credited to or deducted from a Participant’s Account with respect to Profit Sharing Contributions. Elective Profit Sharing Contributions and Non-elective Profit Sharing Contributions shall be separately accounted for under the Profit Sharing Contribution Account.
Qualified Domestic Relations Order. See Section 8.06.
Qualified Non-elective Contribution. See Section 5.04.
Qualified Plan shall mean any pension, profit-sharing, stock bonus, or other plan that meets the requirements of Section 401 of the Code that includes a trust exempt from tax under Section 501(a) of the Code; any annuity plan described in Section 403(a) of the Code.
Retirement shall mean the Termination of Employment of a Participant on or after attaining age 55.
Retirement Contribution shall have the meaning provided in Section 5.03.
Retirement Contribution Account shall mean the portion of a Participant’s Account attributable to Retirement Contributions and the total of the Adjustments that have been credited to or deducted from a Participant’s Account with respect to Retirement Contributions.
Rollover Contribution shall have the meaning defined in Section 4.05.
Rollover Contribution Account shall mean the portion of a Participant’s Account attributable to Rollover Contributions and the total of the Adjustments attributable to such Rollover Contributions.
Roth 401(k) Contribution shall mean contributions made to the Plan by the Employer, pursuant to an irrevocable election of the Participant, in lieu of all or a portion of the Salary Savings Contributions the Participant is otherwise eligible to make under the Plan. Such contributions are nonforfeitable when made and distributable only as specified in Article 8. For purposes of the preceding sentence, the term “irrevocable” shall not mean that the Participant’s Contribution Agreement may not be amended to increase or decrease the amount of Roth 401(k) Contributions or to suspend Roth 401(k) Contributions entirely, but shall mean that a Participant may not elect to recharacterize his Roth 401(k) Contributions as Salary Savings Contributions.
Roth 401(k) Contribution Account. The portion of a Participant’s Account attributable to Roth 401(k) Contributions, and the total of the Adjustments attributable thereto.
Salary Savings Contribution shall mean contributions made to the Plan during the Plan Year by the Employer, on behalf of the Participant, in lieu of cash compensation and that are made pursuant to a Contribution Agreement under Section 4.02(a) or that were made under the automatic enrollment provisions that were effective under the Plan during the 2008 Plan Year (as described in the second paragraph of Section 4.02(a)). Such contributions are fully vested and nonforfeitable when made and distributable only as specified in Article 8 below.
Salary Savings Contribution Account shall mean the portion of a Participant’s Account attributable to Salary Savings Contributions, and the total of the Adjustments that have been credited to or deducted from a Participant’s Account with respect to Salary Savings Contributions.
Separated Participant shall have the meaning set forth in Section 3.03.
Spouse shall mean the person of the opposite sex who is the husband or wife of the Participant, who is married to the Participant (in a civil or religious ceremony recognized under the laws of the state where the marriage was contracted) immediately prior to the date on which payments to the Participant from the Plan begin. If the Participant dies prior to the commencement of benefits, Spouse shall mean a person who is married to a Participant (as defined in the immediately preceding sentence) on the date of the Participant’s death. A Participant shall not be considered married to another person as a result of any common law marriage whether or not such common law marriage is recognized by applicable state law.
Termination of Employment shall mean that an Employee has ceased to be employed by the Employer for any of the following reasons:
(i)	Voluntary resignation from the service of the Employer;

(ii)	Discharge from the service of the Employer by the Employer as the result of a reduction in force that is due to an Employer restructuring, reorganization, downsizing or elimination of a function or department;

(iii)	Death;

(iv)	Disability; or

(v)	Retirement.
Notwithstanding the foregoing, an Employee who ceases to be actively employed by reason of (i) an Authorized Leave of Absence or (ii) discharge from the service of the Employer by the Employer for reasons other than those identified in subparagraph (ii) above, regardless of the Employee’s age on his last day of employment, shall not be considered as having a Termination of Employment. If an Employee terminates employment and, as part of such termination, becomes a Leased Employee, he shall not be deemed to have a Termination of Employment until he ceases to be a Leased Employee.
Transfer Contribution shall mean a non-taxable transfer of a Participant’s benefit directly from a Qualified Plan to this Plan.
Transfer Contribution Account shall mean the portion of a Participant’s Account holding Transfer Contributions and that are not separately allocated to an existing account under the Plan. Sub-accounts may be established as necessary to separately account for pre-tax contributions, after-tax contributions, etc. Any restriction or special rules applicable to the Transfer Contribution Account (including optional forms of benefit that are protected under Section 411(d)(6) of the Code) shall be set forth in an appendix to this Plan.
Treasury Regulation means regulations pertaining to certain Sections of the Code as issued by the Secretary of the Treasury.
Trust or Trust Agreement shall mean the separate trust agreement entered into between the Company and the trustee that governs the creation of the Fund and all amendments thereto that may hereafter be made.
Trust Fund or Fund shall mean the cash and other properties held and administered by the Trustee in accordance with the Plan and Trust Agreement.
Trustee shall mean the persons, corporation, association or a combination of them acting as Trustee under the Trust Agreement with respect to the assets held by such Trustee.
Valuation Date shall mean each business day of the Plan Year for which Plan assets are traded on a national exchange.
Voluntary After-Tax Contributions shall mean after-tax contributions made to the Plan during the Plan Year by an Eligible Employee prior to April 1, 2001. Such contributions were fully vested and nonforfeitable when made and are distributable only as specified in Article 8 below. Effective as of April 1, 2001, no further Voluntary After-Tax Contributions shall be permitted under this Plan.
Voluntary After-Tax Contribution Account shall mean the portion of a Participant’s total Account attributable to Voluntary After-Tax Contributions and the total of the Adjustments that have been credited to or deducted from a Participant’s Account with respect to Voluntary After-Tax Contributions.
Year of Eligibility Service shall have the meaning as set forth in Section 3.02.
Year of Vesting Service shall have the meaning as set forth in Section 7.05.

ARTICLE 3
PARTICIPATION
3.01	Participation.
(a)	Participants on the Effective Date An Eligible Employee who was a Participant in the Plan on the day preceding the Effective Date shall automatically become a Participant in this Plan on the Effective Date, provided he is employed on the Effective Date.

(b)	New Participants/Participation on and After the Effective Date. Subject to subparagraphs (1) — (3) below, an Eligible Employee who is not described in subsection (a) above shall become a Participant in the Plan on the Entry Date coinciding with or next following the later of (i) the date on which the Employee has completed ninety (90) days of employment, or (ii) the date the Employee becomes a member of the class of Eligible Employees.
(1)	Employee Contributions. For purposes of becoming eligible to make Employee Contributions, an Eligible Employee who is not described in subsection (a) above shall become a Participant in the Plan on the later of (i) the first Entry Date coincident with or next following the date the Eligible Employee has completed 90 days of employment or (ii) the date the Employee becomes a member of the class of Eligible Employees.

(2)	Employer Contributions. For purposes of becoming eligible to receive an Employer Contribution, an Eligible Employee who is not described in subsection (a) above shall become a Participant in the Plan on the Entry Date coincident with or next following the later of (i) the date on which the Eligible Employee completes one Year of Eligibility Service, or (ii) the date on which the Eligible Employee becomes a member of the class of Eligible Employees.

(3)	Rollover Contributions. Notwithstanding the preceding subparagraphs (1) and (2), an Eligible Employee shall be eligible to become a Participant solely for purposes of making a Rollover Contribution under Section 4.05 on the date the Eligible Employee first accrues an Hour of Service with the Employer. An Eligible Employee who has not satisfied the applicable eligibility requirements set forth in this Section 3.01(b) may not make Salary Savings Contributions (see subparagraph (b)(1)), receive an allocation of an Employer Contribution (see subparagraph (b)(2), or otherwise be permitted to make any withdrawals or loans from his Account under the Plan.
(c)	Break in Service. If an Eligible Employee either (i) is not employed or (ii) is no longer an Eligible Employee on the earliest Entry Date on or after which such Employee satisfied the requirements described above, but returns to work or again becomes an Eligible Employee before incurring a Break in Service, such Eligible Employee shall commence participation on the date such Employee returns to work or again becomes an Eligible Employee, whichever is later. If the Employee returns to work or again becomes an Eligible Employee after a Break in Service, such Employee must again satisfy the requirements of Section 3.01(b).

(d)	Enrollment in Plan. An Eligible Employee who becomes eligible to participate in this Plan will be asked to follow certain procedures to enroll in the Plan, and pursuant to which he will designate Beneficiaries and may elect to make Salary Savings Contributions. However, an Eligible Employee’s participation in the Plan shall not be contingent upon completion of such enrollment process.
3.02	Year of Eligibility Service.

A Year of Eligibility Service is determined under the 1,000 Hours of Service method. Accordingly, an Employee shall receive one Year of Eligibility Service upon completing a twelve (12) consecutive month period of employment during which the Employee earns at least 1,000 Hours of Service. The initial twelve month period shall be the twelve consecutive month period commencing on the Employee’s date of hire or rehire. If the Employee fails to complete 1,000 Hours of Service during this 12-month period, the Employee shall receive a Year of Eligibility Service upon completing at least 1,000 Hours of Service during a Plan Year (commencing with the Plan Year during which the Employee’s first anniversary of his date of hire occurs).

3.03	Participation and Rehire.
(a)	Status as a Participant. A Participant’s participation in the Plan shall continue until the Participant’s Termination of Employment. On or after his Termination of Employment, the Employee shall be known as a Separated Participant and his benefits shall thereafter be governed by the provisions of Article 8. The individual’s status as a Separated Participant shall cease as of the date the individual ceases to have any balance in his Account.

(b)	Rehire of Person who was a Participant in this Plan. An Eligible Employee who was a Participant in this Plan at the time of his Termination of Employment and who is subsequently rehired by the Employer, shall be eligible to immediately participate in this Plan on the date of his rehire (provided he is an Eligible Employee on such date). See Section 3.01(c) to determine if an Employee was a Participant at the time of his Termination of Employment.
3.04	Acquisitions.

If a group of persons becomes employed by the Employer (or any of its subsidiaries or divisions) as a result of an acquisition of another employer, the Committee shall determine whether and to what extent employment with such prior employer shall be treated as Years of Eligibility Service, the applicable Entry Date (or special entry date) for such acquired employees, and any other terms and conditions that apply to eligibility to participate in this Plan. Such terms and conditions shall be set forth in an appendix to this Plan. Except to the extent required by law, employees of an acquired business that is not identified in an appendix shall be treated as having first accrued an Hour of Service as of the date of the Employer’s acquisition of such business.

3.05	Not Contract for Employment.

Participation in the Plan shall not give any Employee the right to be retained in the Employer’s employ, nor shall any Employee, upon dismissal from or voluntary termination of his employment, have any right or interest in the Fund, except as herein provided.

ARTICLE 4
EMPLOYEE CONTRIBUTIONS
4.01	Employee Contributions.

Except during periods of suspension described in Section 4.03, a Participant may elect to make Salary Savings Contributions and, effective on and after September 1, 2009, Roth 401(k) Contributions by means of payroll deduction as provided below. For purposes of this Section 4.01, “Compensation” shall have the meaning described in Article 2, but ignoring the second paragraph of such definition (i.e., the Code Section 401(a)(17) limitation).
(a)	Salary Savings Contributions. A Participant may contribute as a Salary Savings Contribution any whole percentage from 1% to 75% (in 1% increments) of his Compensation during any Plan Year. Because of the limitations described in Section 4.02(c), a Participant may not be allowed to contribute the maximum percentage.

(b)	Voluntary After-Tax Contributions. Effective as of April 1, 2001, no additional Voluntary After-Tax Contributions shall be permitted under this Plan. Any Voluntary After-Tax Contributions allocated to a Participant’s Account for payroll periods prior to April 1, 2001 shall remain in such Participant’s Account until such time as the Account is distributed to the Participant.

(c)	Non-elective Contributions. A Participant may contribute as a Non-elective Contribution any amount the Participant elects to contribute to the Plan under the Section 125 Plan maintained by the Employer. Such amounts shall be allocated to a Participant’s Salary Savings Contributions Account under the Plan.

(d)	Catch-Up Contributions. All Employees who are eligible to make Salary Savings Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(a)(4), 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall be deemed to be Salary Savings Contributions and/or Roth 401(k) Contributions for purposes of the Employer Matching Contribution provided under Section 5.01 of the Plan.

The Plan will mirror a Participant’s election of Salary Savings Contributions and Roth 401(k) Contributions during the Plan Year in determining the allocation of his Catch-Up Contributions for the Plan Year between Salary Savings Contributions and Roth 401(k) Contributions.

(e)	Roth 401(k) Contributions. Except during periods of suspension as set forth in Section 4.03, effective for pay periods beginning on and after September 1, 2009, a Participant may enter into a Contribution Agreement and elect to make Roth 401(k) Contributions to the Plan by means of payroll deduction. A Participant may contribute as a Roth 401(k) Contribution any whole percentage from 1% to 75% of his Compensation during any Plan Year. The contribution limit of 1% to 75% of Compensation applies to both Salary Savings Contributions under Section 4.01(a) and Roth 401(k) Contributions under this Section 4.01(e). Thus, if a Participant elects to contribute 25% of Compensation as a Roth 401(k) Contribution, the maximum Salary Savings Contribution would be 50% of Compensation. The Plan Administrator may establish guidelines and rules in order to effectuate the provisions of this Section 4.01(e).
4.02	Elections Regarding Employee Contributions.
(a)	Procedure for Making Elections. A Participant may enter a Contribution Agreement with the Employer authorizing the Employer to withhold a portion of such Participant’s Compensation as a Salary Savings Contribution during each pay period and/or, effective on and after September 1, 2009, to withhold a portion of such Compensation as a Roth 401(k) Contribution during each pay period. The election to make Salary Savings Contributions and/or Roth 401(k) Contributions shall be effective as of the first day of the Participant’s normal pay period after the Employer (or its designee) receives the Contribution Agreement or as soon as administratively feasible thereafter. The Committee may prescribe additional rules and regulations regarding the manner and timing of the Participant’s election including a shorter or longer period of required notice.

The automatic enrollment provisions that were effective under the Plan during the 2008 Plan Year were suspended effective as of the close of the day on December 31, 2008. However, each Participant who, on December 31, 2008, was making Salary Savings Contributions to the Plan at the rate of two percent (2%) of his Compensation under those automatic enrollment provisions shall continue to have Salary Savings Contributions made to the Plan on his behalf at the rate of two percent (2%) of his Compensation on and after January 1, 2009 until such as the Participant elects otherwise.

A Participant may elect to make Non-elective Contributions and/or Catch-Up Contributions to the Plan in accordance with the procedures prescribed by the Committee from time to time.
(b)	Treatment as 401(k) Contributions.
(1)	Pre-Tax Contributions. It is expressly intended that, to the extent allowable by law, Salary Savings Contributions, Non-elective Contributions and Catch-Up Contributions shall not be included in the gross income of the Employee for income tax purposes and shall be deemed contributions under a cash or deferred arrangement pursuant to Code Section 401(k).

(2)	Roth 401(k) Contributions. It is expressly intended that, to the extent allowable by law, Roth 401(k) Contributions shall be included in the Participant’s gross income for income tax purposes at the time the Participant would have received the amount of the Roth 401(k) Contribution in cash if the Employee had not made the election described in Section 4.02(a).
(c)	Additional Limitations of Salary Savings Contributions, Non-elective Contributions and Roth 401(k) Contributions. Salary Savings Contributions, Non-elective Contributions and Roth 401(k) Contributions (but not Catch-Up Contributions) shall be subject to the limitations described in Section 12.01 (maximum dollar contribution limit), Section 12.03 (ADP nondiscrimination test), and Article 14 (Code Section 415 limit).
4.03	Changes in Employee Contribution Percentage or Suspension of Contributions.
(a)	Change of Contribution Percentage. A Participant may increase or decrease the percentage of his Compensation contributed as an Employee Contribution at any time by delivery of a new written notice to the Committee (or to its designee) using such forms and/or procedures approved by the Committee.

(b)	Suspension of Contributions. A Participant may suspend his Employee Contributions at any time by properly completing a form using such procedures as prescribed by the Committee. The suspension of Employee Contributions will be effective on the first day of the Participant’s normal payroll period that begins after the Participant submits his request to the Committee or its designee. A Participant may resume making Salary Savings Contributions effective as of the first day of the payroll period after the Participant submits his request to the Committee or its designee. Employee Contributions automatically shall be suspended beginning on the first payroll period that commences after the Participant is not in receipt of Compensation, the Participant’s layoff, or the Participant’s Authorized Leave of Absence without pay.

(c)	Other Rules.
(1)	Section 9.03 describes the circumstances under which a Participant’s Salary Savings Contributions and Roth 401(k) Contributions will be suspended for a period of at least 6 months after the Participant receives a hardship distribution.

(2)	In order to satisfy the provisions of Article 12 and Article 14, the Committee may from time to time either temporarily suspend the Employee Contributions of certain Participants or reduce the maximum permissible Employee Contribution that may be made to the Plan by those Participants.

(3)	Any reduction, increase, or suspension of Employee Contributions described in this Section 4.03 shall be made in such manner as the Committee may prescribe from time to time consistent with the provisions of this Section.
4.04	Deadline for Contribution and Allocation of Salary Savings Contributions.
Employee Contributions shall be paid to the Trustee as soon as such assets can be reasonably segregated from the Employer’s general assets at the end of each regular pay period, but in no event later than such deadline prescribed in Department of Labor Regulation 2510.3-102(b)-1 or any successor regulations.
4.05	Rollover Contributions.
(a)	Without regard to any limitation on contributions set forth in this Article 4, an Eligible Employee (even if such person has not yet become a Participant in the Plan) shall be permitted, if the Committee consents (based on non-discriminatory criteria), to transfer to the Trustee during any Plan Year additional property acceptable to the Trustee, provided such property was received by the Eligible Employee from:
(1)	a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions,

(2)	an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions,

(3)	an eligible plan under Section 457(b) of the Code that is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state, or

(4)	an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.
(b)	Such property described in subparagraph (a) shall be held by the Trustee in the Eligible Employee’s Rollover Contribution Account, and the Eligible Employee’s Rollover Account shall share in any Adjustment as provided in Section 6.02.

(c)	All such amounts so held shall at all times be fully vested and nonforfeitable. Such amounts shall be distributed to the Eligible Employee upon Termination of Employment in the manner provided in Article 8.

(d)	The fact that an Eligible Employee may make a Rollover Contribution pursuant to this Section 4.05 shall not operate to make such person a Participant in this Plan for any other purpose.
4.06	Transfer Contribution.
(a)	If the Committee consents (based on nondiscriminatory criteria), a trustee of another Qualified Plan may transfer the account balance of a Participant held in such other Qualified Plan to the Trustee of this Plan. After such transfer, the Trustee of this Plan shall hold such transferred account balance in an account designated by the Committee.

(b)	Transfers from another Qualified Plan directly to this Plan shall be permitted only if the transferred assets are acceptable to the Trustee and only if the transfer will not adversely affect the tax qualified status of this Plan. On a nondiscriminatory basis, the Trustee may refuse to accept a transfer if the transfer will increase the administrative burdens of the Plan (including the addition of new optional forms of benefit).

(c)	Information about the transferred assets and any limitations or conditions imposed on sub-accounts held under the Plan shall be specified in an appendix to this Plan. The Committee may amend such appendix without the consent of the Board or the Employer.

ARTICLE 5
EMPLOYER CONTRIBUTIONS
5.01	Employer Matching Contribution.
(a)	Eligibility to Receive Matching Contributions with respect to Salary Savings Contributions and Roth 401(k) Contributions. Each Plan Year, the Employer shall, or for Plan Years beginning after December 31, 2009, may make an Employer Matching Contribution on behalf of each Participant who has completed a Year of Eligibility Service and who made Salary Savings Contributions and/or Roth 401(k) Contributions during the Plan Year following his Matching Contribution Eligibility Date. A Participant’s “Matching Contribution Eligibility Date” shall mean the Entry Date coincident with or next following the later of (i) the date on which the Eligible Employee completes one Year of Eligibility Service, or (ii) the date on which the Eligible Employee becomes a member of the class of Eligible Employees. A Participant shall not receive any Employer Matching Contributions on any Salary Savings Contributions and/or Roth 401(k) Contributions made before his Matching Contribution Eligibility Date or on any Salary Savings Contributions and/or Roth 401(k) Contributions attributable to Compensation earned before his Matching Contribution Eligibility Date.

(b)	Eligibility to Receive Matching Contribution with respect to Elective Profit Sharing Contributions. Each Plan Year, the Employer shall, or for Plan Years beginning after December 31, 2009, may make an Employer Matching Contribution on behalf of each Participant who has completed a Year of Eligibility Service and who elected to contribute his Elective Profit Sharing Contribution to the Plan for the Plan Year.

(c)	Amount of Match.
(1)	Match on Salary Savings Contributions and Roth 401(k) Contributions for 2009. Effective as of January 1, 2009, the rate of the Employer Matching Contribution will be 25% of a Participant’s Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year to the extent those Salary Savings Contributions and Roth 401(k) Contributions do not exceed 4% of the Participant’s Compensation for the Plan Year. This means that if a Participant contributes 4% of his Compensation to the Plan during the Plan Year as Salary Savings Contributions and Roth 401(k) Contributions, the amount of his Employer Matching Contributions on those Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year will be 1% of his Compensation for the Plan Year. A Participant’s Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year in excess of 4% of his Compensation for the Plan Year will not be matched.

For a Participant whose Matching Contribution Eligibility Date (as defined in Section 5.01(a) above) occurs during the Plan Year, the rate of the Employer Matching Contribution on the Participant’s Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year will be 25% of the Participant’s Salary Savings Contribution and Roth 401(k) Contributions for the Plan Year made after his Matching Contribution Eligibility Date to the extent those Salary

Savings Contributions and Roth 401(k) Contributions do not exceed 4% of the Participant’s Compensation for the Plan Year earned after his Matching Contribution Eligibility Date.

(2)	Discretionary Match on Salary Savings Contributions and Roth 401(k) Contributions for Plan Years beginning after December 31, 2009. Prior to the first day of each Plan Year beginning after December 31, 2009, the Company may declare (but is not required to declare) a discretionary Employer Matching Contribution for the following Plan Year. Such Employer Matching Contribution shall be a percentage of the Salary Savings Contributions and Roth 401(k) Contributions made by a Participant for such Plan Year, subject to such overall limit as the Company may declare with respect to the Plan Year. For a Participant whose Matching Contribution Eligibility Date (as defined in Section 5.01(a) above) occurs during the Plan Year, the rate of the discretionary Employer Matching Contribution, if any, on the Participant’s Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year will be determined based on the Participant’s Salary Savings Contribution and Roth 401(k) Contributions for the Plan Year made after his Matching Contribution Eligibility Date. Such discretionary Employer Matching Contribution, if any, shall be made in cash and allocated to the Account of each eligible Participant during the payroll period or such other period selected by the Company.

(3)	Match on Elective Profit Sharing Contribution. For the 2009 Plan Year, the Employer Matching Contribution made by the Employer with respect to Elective Profit Sharing Contributions shall equal 100% of the Participant’s Elective Profit Sharing Contributions that the Participant elects to contribute to the Plan for such Plan Year. For Plan Years beginning after December 31, 2009, if the Company, in its sole discretion, elects to make an Employer Matching Contribution with respect to Elective Profit Sharing Contribution, such Employer Matching Contribution shall be equal to a percentage, as declared by the Company, of the Participant’s Elective Profit Sharing Contributions that the Participant elects to contribute to the Plan for the Plan Year. The matching contribution percentage shall be declared by the Company if and when the Company decides to make a discretionary Profit Sharing Contribution to the Plan. The Employer Matching Contribution shall be allocated to the Participant’s Employer Matching Contribution Account within a reasonable time after the end of the Plan Year or such other period determined by the Company.
5.02	Profit Sharing Contributions.
(a)	Eligibility to Receive Profit Sharing Contributions. Each year, the Company may elect to make a discretionary Profit Sharing Contribution to the Plan.
(1)	A Participant shall not be eligible to receive an initial Profit Sharing Contribution until he completes a Year of Eligibility Service and satisfies the allocation requirements of subparagraph (2).

(2)	The Profit Sharing Contribution shall be allocated to the Profit Sharing Account of each Participant who (A) has satisfied the requirement of subparagraph (1) (if applicable), (B) has completed at least 1,000 Hours of Service during the Plan

Year, and (C) is employed on the last day of the Plan Year or who had a Termination of Employment during the Plan Year on account of death, Disability or Retirement.
(b)	Non-Elective and Elective Profit Sharing Contribution. Fifty percent (50%) of the Profit Sharing Contribution (the “Non-Elective Profit Sharing Contribution”) shall be allocated to each eligible Participant’s Profit Sharing Contribution Account in the same proportion that each such Participant’s Eligible Compensation (as defined below) for the Plan Year bears to the total Eligible Compensation of all such Participants for the Plan Year. The remaining fifty percent (50%) may, at the election of the Participant, be distributed immediately to the Participant in cash or be contributed to the Plan (the “Elective Profit Sharing Contribution”). However, as is further described in Section 9.03(b)(1) of the Plan, a Participant who has received a hardship withdrawal from the Plan within 6 months of the date of Profit Sharing Contribution to the Plan cannot elect an Elective Profit Sharing Contribution but instead must receive the remaining fifty percent (50%) in a cash distribution. See Section 5.01(c)(2) regarding a matching contribution with respect to Elective Profit Sharing Contributions.

(c)	Eligible Compensation. For purposes of this Section 5.02, “Eligible Compensation” shall mean a Participant’s base wages (including commissions, but excluding overtime, bonuses and incentives) received while a Participant in the Plan. Eligible Compensation received during a Plan Year but prior to the time an Eligible Employee completes a Year of Eligibility Service shall be excluded.
5.03	Retirement Contribution.

Each year the Company may (but shall not be required to) make an additional contribution annually to the Plan each Plan Year on behalf of each eligible Participant. Such contribution shall be no more than 2% (or such other percentage or amount as determined by the Committee) of a Participant’s Eligible Compensation (as defined in Section 5.02(c) above). Eligible Compensation received during a Plan Year but prior to the time an Eligible Employee completes a Year of Eligibility Service shall be excluded for purposes of calculating the Retirement Contribution.
(1)	A Participant shall not be eligible to receive an initial Retirement Contribution until he completes a Year of Eligibility Service and satisfies the allocation requirements of subparagraph (2).

(2)	The Retirement Contribution shall be allocated to the Retirement Contribution Account of each Participant who (A) has satisfied the requirement of subparagraph (1) (if applicable), (B) has completed at least 1,000 Hours of Service during the Plan Year, and (C) is employed on the last day of the Plan Year or who had a Termination of Employment during the Plan Year on account of death, Disability or Retirement.
5.04	Qualified Non-Elective Contributions.

In the sole discretion of the Employer, an additional Employer Contribution may be made to the Plan which shall be known as a “Qualified Non-Elective Contribution.” Such contribution shall be made in order to satisfy the requirements of Article 12, and shall be allocated to the Qualified

Non-Elective Contribution Accounts of those Non-Highly Compensated Employees selected by the Committee at the time such Qualified Non-Elective Contribution is made, or as soon thereafter as possible.

5.05	Form and Timing of Contributions.
(a)	Employer Contributions shall be made in cash or in property acceptable to the Trustee valued at the property’s fair market value on the date the property is delivered to the Trustee. Employer Matching Contributions, Profit Sharing Contributions and Retirement Contributions shall be delivered to the Trustee on or before the date prescribed by the Code for filing the Company’s federal income tax return, including authorized extensions.

(b)	Except as provided in this Section 5.04, all Employer Contributions shall be irrevocable, shall never inure to the benefit of any Employer, shall be held for the exclusive purpose of providing benefits to Participants and their Beneficiaries (and contingently for defraying reasonable expenses of administering the Plan), and shall be held and distributed by the Trustees only in accordance with this Plan.

(c)	A contribution that was made by a mistake in fact or conditioned upon the deductibility of the contribution under Section 404 of the Code shall be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed) whichever is applicable. All contributions made to this Plan are conditional upon the deductibility of such contribution under Code Section 404.
5.06	Forfeitures.
(a)	Forfeitures shall first be applied to restore amounts previously forfeited pursuant to Section 7.06(c). See Section 7.06 to determine when a forfeiture of a Participant’s Account occurs.

(b)	If any forfeitures remain after the restoration of forfeitures described in Section 5.06(a), such remaining forfeitures shall be applied to reduce Plan administrative expenses and/or reduce Employer Contributions.
5.07	Employment on Last Day of Plan Year.

To the extent necessary to comply with Code Sections 410(b), 401(a)(4) or any other applicable requirement, Employees who were not otherwise eligible to receive an Employer Contribution shall be deemed to be eligible. The Committee (in a nondiscriminatory manner) shall determine which Employees may participate in the Plan, the extent of such participation and the allocation of any Employer Contribution.

ARTICLE 6
ACCOUNTS AND ALLOCATIONS
6.01	Participant Accounts.
(a)	Individual Account Plan. This Plan is an “individual account plan,” as that term is used in ERISA. A separate Account shall be maintained for each Participant, Separated Participant or Beneficiary, so long as he has an interest in the Trust Fund.

(b)	Sub-Accounts. Each Account shall be divided (as appropriate) into the following parts and sub-parts:
(1)	The Salary Savings Contribution Account;

(2)	The Roth 401(k) Contribution Account;

(3)	The Employer Matching Contribution Account (which Account shall be divided into two subparts — one subpart tracking Employer Matching Contributions on Salary Savings Contributions and the second subpart tracking Matching Contributions on Elective Profit Sharing Contributions);

(4)	The Profit Sharing Contribution Account (which Account shall be divided into two subparts — one subpart tracking Elective Profit Sharing Contributions and the second subpart tracking Non-Elective Profit Sharing Contributions);

(5)	The Qualified Non-Elective Contribution Account;

(6)	The Rollover Contribution Account;

(7)	The Voluntary After-Tax Contribution Account;

(8)	The Retirement Contribution Account; and

(9)	The Transfer Contribution Account.
In addition, the Committee may divide such sub-accounts into such additional sub-portions as the Committee deems to be necessary or advisable under the circumstances or to establish other accounts or sub-accounts as needed.
(c)	Value of Account as of Valuation Date. As of each Valuation Date, each Participant’s Account shall equal:
(1)	his total Account as determined on the immediately preceding Valuation Date, plus

(2)	his Employee Contributions added to his Account since the immediately preceding Valuation Date, plus

(3)	his Employer Contributions added to his Account since the immediately preceding Valuation Date, plus

(4)	his Rollover Contributions and Transfer Contributions since the immediately preceding Valuation Date, minus

(5)	his distributions, if any, since the immediately preceding Valuation Date, plus or minus

(6)	his allocable share of Adjustments.
6.02	Allocation of Adjustments.
(a)	The Adjustment for each Investment Fund shall be calculated as of each Valuation Date. The Adjustment for a given Investment Fund shall be allocated to each Account invested in such Investment Fund in the proportion that each such Account bears to the total of all such Accounts. Such Valuation shall occur prior to the allocation of Employer Contributions but after taking into account all distributions and all Employee Contributions since the prior Valuation Date. Any Rollover Contribution or Transfer Contribution made during the Plan Year shall be weighted to reflect the number of full months such Rollover Contribution or Transfer Contribution was held in the Plan.

(b)	The Committee may direct that expenses attributable to general Plan administration be allocated among the Accounts of all Participants in proportion to their Account balances.

(c)	The Adjustment that is allocable to the Participant’s directed investment of his loan shall be the interest payments made by the Participant with respect to such loan since the immediately preceding Valuation Date.
6.03	Investment Funds and Elections.
(a)	Election of Investment Funds. Each Participant shall direct the investment of his Account, following such procedures as may be specified by the Committee (or its designee), to have his Account allocated or reallocated among the Investment Funds.

(b)	Initial Investment Direction. A Participant’s initial investment election must allocate his entire Account, together with all subsequent contributions, for so long as the election remains in effect. Notwithstanding the foregoing, an Eligible Employee who fails to make a proper investment election by the deadline established by the Committee or its designee for such purpose shall be deemed to have elected to allocate 100% of his Account in the default fund designated by the Committee for such purpose from time to time. Each such default fund shall comply with the requirements to be a “qualified default investment fund” under Section 404(c)(5) of ERISA and the applicable regulations thereunder.

(c)	Subsequent Elections. Investment elections will remain in effect until changed by a new election. New elections may be made by a Participant at any time in the same manner as set forth in Section 6.03(a), and shall be effective as of the Valuation Date immediately following delivery of the new election to the Committee (or its designee). New elections may change future allocations to the Participant’s Account, may reallocate between the

Investment Funds any amounts previously credited to the Participant’s Account, or may leave the allocation of such prior amounts unchanged. Trust transactions reflecting investment elections among the Investment Funds will occur as of the Valuation Date that immediately follows the timely receipt of such investment election when such allocation or re-allocation can be made and all Investment Fund values shall be determined as of such dates.

(d)	Investment Options. The Committee is authorized to select new Investment Funds or to eliminate any Investment Fund as the Committee shall deem appropriate from time to time. Any change in Investment Funds shall be noted in the minutes of the Committee. The creation of an Investment Fund shall not be effective until the Trustee has consented in writing to the creation of such new Investment Fund. Any creation or deletion of an Investment Fund shall not be effective until such change is communicated to Participants and new investment elections are solicited from Participants, if appropriate.

(e)	Investment in the Company Stock Fund. Notwithstanding the other provisions of this Section 6.03, effective as of April 1, 2007, a Participant may not allocate more than thirty percent (30%) of any new contributions to be made by him or on his behalf under the Plan for investment in the Company Stock Fund. In addition, at any time, a Participant may not elect to reallocate the investment of his Account in such a manner that after the reallocation, more than thirty percent (30%) of his Account is invested in the Company Stock Fund. Notwithstanding the foregoing:
(i)	If more than thirty percent (30%) of a Participant’s Account was invested in the Company Stock Fund on March 31, 2007, such Participant will not be able to direct any subsequent contributions into the Company Stock Fund or reallocate any amounts previously credited to his Account into the Company Stock Fund until the percentage of his Account invested in the Company Stock Fund is less than thirty percent (30%).

(ii)	If more than thirty percent (30%) of a Participant’s Account was invested in the Company Stock Fund on March 31, 2007 and the Participant fails to change his investment elections to reallocate any subsequent contributions into an alternative Investment Fund for payroll periods beginning on and after April 1, 2007, until the Participant’s Account satisfies the requirements of subparagraph (i) above, or the Participant changes his elections, whichever occurs earlier, such amounts will be invested in the Investment Fund that, in the opinion of the Committee, best preserves the principal amount of the Participant’s Account.
6.04	Errors.

Where an error or omission is discovered in any Participant’s Account, the Committee shall make appropriate corrective adjustments as of the end of the Plan Year in which the error or omission is discovered. If it is not practical to correct the error retroactively, then the Committee shall take such action in its sole discretion as may be necessary to make such corrective adjustments, provided that any such actions shall treat similarly situated Participants alike and shall not discriminate in favor of Highly Compensated Employees.

6.05	Valuation For Purposes of Distributions.
(a)	For the purposes of Article 8, each Participant’s Account shall be valued as of the Valuation Date immediately preceding the distribution of the Participant’s Account.

(b)	No person entitled to a distribution shall receive interest or other earnings on the Account from the applicable Valuation Date described in subsection (a), to the date of actual distribution to such person.

(c)	This Section 6.05 shall not apply to the valuation of Accounts for purposes of in-service withdrawals or loans. Instead, see Section 9.05.

ARTICLE 7
VESTING
7.01	Retirement.

A Participant who has a Termination of Employment on or after attaining age 55 shall be 100% vested in his Account. Such Account will be distributed on the date and in the form specified in Article 8.

7.02	Disability.

A Participant who has a Termination of Employment on account of Disability shall become 100% vested in his Account as of the date of such Disability and shall be entitled to a distribution of his Account on the date and in the form specified in Article 8.

7.03	Death.

A Participant who has a Termination of Employment on account of death shall become 100% vested in his Account. The Participant’s Beneficiary shall receive a distribution of such Account on the date and in the form specified in Article 8. Effective as of January 1, 2007, a Participant who dies while performing qualified military service (as defined in Section 414(u) of the Code) shall be deemed to have a Termination of Employment on account of death for purposes of this Section 7.03.

7.04	Other Termination of Employment.
(a)	In General. Upon a Participant’s Termination of Employment for any reason other than Retirement, Disability or death, the Participant shall be entitled to the vested portion of his Account, which shall be distributed on the date and in the form specified in Article 8.

(b)	100% Vesting in Certain Sub-Accounts.
(1)	A Participant shall always be one hundred percent (100%) vested in his Salary Savings Contribution Account, Roth 401(k) Contribution Account, Voluntary After-Tax Contribution Account, the Elective Profit Sharing Contribution portion of the Participant’s Profit Sharing Contribution Account and Rollover Contribution Account.

(2)	Effective January 1, 1999, a Participant shall always be one hundred percent (100%) vested in any portion of his Employer Matching Contribution Account. The special vesting rule in the preceding sentence shall not apply to any Participant who Terminated Employment prior to January 1, 1999. If a Participant Terminated Employment prior to January 1, 1999 but becomes a Participant again on or after January 1, 1999, this special vesting rule shall apply to any portion of his Employer Matching Contribution Account that has not been forfeited pursuant to Section 7.06 or that is forfeited but restored pursuant to Section 7.06(c).

(c)	Four Year Vesting For Certain Sub-Accounts. Any Participant who ceases to be an Employee shall have a vested interest in his Retirement Contribution Account and the Non-Elective Profit Sharing Contribution portion of his Profit Sharing Contribution Account as follows:

Years of Vesting Service as of
Termination of Employment	Vested Percentage
Less than 1 year	0%
1 year	25%
2 years	50%
3 years	75%
4 years	100%
This vesting schedule shall also apply to the Employer Matching Contribution Account of a Participant who Terminated Employment prior to January 1, 1999 (as discussed in subsection (b)(2) above)

(d)	Forfeiture. That portion of the Participant’s Account that is not vested upon such Termination of Employment shall be forfeited in accordance with Section 7.06.

(e)	Transfer Contribution Account. See an appendix to this Plan for the vesting schedule applicable to a Transfer Contribution Account upon a Participant’s Termination of Employment.
7.05	Year of Vesting Service.
(a)	Vesting Credit Prior to Effective Date. An Employee’s Vesting Service prior to the Effective Date shall be determined under the terms of the Plan in effect when the Participant Terminated Employment.
(b)	Vesting Credit After Effective Date. On or after the Effective Date, an Employee shall receive one Year of Vesting Service for any Plan Year during which the Employee is credited with 1,000 or more Hours of Service. An Employee shall not receive a Year of Vesting Service for any period of employment during any Plan Year if the Employee is credited with less than 1,000 Hours of Service during such Plan Year.

(c)	Forfeiture of Vesting Service. A Year of Vesting Service shall not include any period of employment that precedes a Break in Service if, as of the first day of the Break in Service, the Employee does not have a vested interest in his Employer Contributions or Salary Savings Contributions.

(d)	Employment with Affiliates. Any period of employment with an Affiliate shall be considered service with the Employer for purposes of determining whether the Employee has a Year of Vesting Service.

(e)	Authorized Leave of Absence. A Year of Vesting Service shall not include any period of Authorized Leave of Absence or service in the military except to the extent such service is required to be credited under applicable federal law.

(f)	Employment with Non-Affiliates or Predecessor Businesses. A Participant shall not receive a Year of Vesting Service for any employment with an Affiliate before it becomes an Affiliate including any period of employment with a predecessor business prior to its acquisition by the Employer except to the extent specifically set forth in an appendix to this Plan.
7.06	Forfeitures.
(a)	No Distribution of Account Prior to Break In Service. A Participant who incurs a Termination of Employment but who does not receive a distribution of his vested Account prior to incurring a Break in Service shall, upon incurring the Break in Service, forfeit the non-vested portion of his Account. If the terminated Participant resumes employment with the Employer prior to incurring a Break in Service, then the Participant’s entire Account, unreduced by any forfeiture, shall become his beginning Account on the date he resumes participation in the Plan.

(b)	Distribution of Vested Account Prior to Break in Service. A Participant who incurs a Termination of Employment and receives a distribution of his entire vested Account prior to incurring a Break in Service, shall, upon such distribution, forfeit the non-vested portion of his Account. A Participant who is not vested in any portion of his Account shall be deemed to have received a distribution of his entire vested account upon his Termination of Employment and the Participant’s non-vested Account shall be immediately forfeited.

(c)	Repayment of Account; Restoration of Non-Vested Account. Except as provided below, a Participant who is re-hired by the Employer shall have the right to repay to the Plan the portion of the Participant’s Account that was previously distributed to him. In the event the Participant repays the entire distribution he received from the Plan, the Employer shall restore the non-vested portion of the Participant’s Account. A Participant’s Account shall first be restored, to the extent possible, out of forfeitures under the Plan in the Plan Year in which the distribution was restored. To the extent such forfeitures are insufficient to restore the Participant’s Account, restoration shall be made from Employer Contributions. A Participant who was deemed to have received a distribution of his vested Account (see subsection (b) above) shall be deemed to have repaid such vested Account if such Participant is rehired before incurring a Break in Service.

(d)	Restrictions on Repayment of Account. Notwithstanding anything to the contrary in this Plan, a Participant shall not have the right to repay to the Plan the portion of his Account that was previously distributed to him after any of the following events: (i) the Participant incurs a Break in Service before returning to employment, (ii) the Participant fails to repay the prior distribution within five (5) years after the Participant is re-employed by the Employer, or (iii) the Participant received a distribution of his entire Account balance at the time of such earlier distribution.
7.07	Amendment of Vesting Schedule.

If the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a Top-Heavy vesting schedule, each Participant with at least three (3) Years of Vesting Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:
(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Trustee.

ARTICLE 8
DISTRIBUTIONS
8.01	Commencement of Distribution.
(a)	Distribution Following Termination of Employment. A Participant’s Account shall be distributed as soon as administratively feasible following the Participant’s Termination of Employment and the date the Committee receives the Participant’s (or, if applicable, his Beneficiary’s) written request for a distribution. All distributions shall be made on a pro-rata basis from a Participant’s Account, to the extent applicable. Except as provided in Section 8.01(b), the Participant’s Account shall not be distributed without the Participant’s (or, if applicable, his Beneficiary’s) consent. This means that, unless the rule set forth in Section 8.01(b)(i) below applies ( in the case of a Participant whose vested Account balance does not exceed $1,000), a Participant who has a Termination of Employment may elect (i) to commence distributions from the Plan as soon as administratively feasible following his Termination of Employment in one of the forms permitted under Section 8.3 of the Plan or (ii) to defer his distributions to a date not later than his Required Beginning Date (as defined in Section 8.03(e)(5) of the Plan). Such a Participant will be deemed to have elected to defer his distributions to a date not later than his Required Beginning Date if he does not elect an earlier commencement of his distributions.

(b)	Consent of Participant. A Participant’s (or, if applicable, his Beneficiary’s) consent to a distribution of the Participant’s Account shall not be required in the circumstances described below, and the Committee shall direct the Trustee to distribute the Participant’s Account as provided below:
(i)	Account does not exceed $1,000. If a Participant has a Termination of Employment and the value of his vested Account balance does not exceed $1,000, such Account shall be distributed to the Participant (or, if applicable, to his Beneficiary) in a lump sum no later than ninety (90) days after the end of the Plan Year in which such Termination of Employment occurred. Solely for purposes of determining whether the Participant’s vested Account balance does not exceed $1,000, the value of the Participant’s vested Account balance shall include the portion of the Account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

(ii)	Required Distributions. If a distribution is required under Section 8.03 of the Plan (relating to required distributions under Section 401(a)(9) of the Code), the Participant’s Account shall be distributed as provided in Section 8.03of the Plan regardless of whether the Participant (or, if applicable, his Beneficiary) consents to such distributions.
(c)	Hardship Withdrawals; In-Service Distributions. A hardship withdrawal will be paid to the Participant as soon as administratively feasible after the Participant’s request is approved by the Committee. An in-service distribution will be paid to the Participant as soon as administratively feasible after the Participant’s request is approved by the Company.

(d)	Distribution upon Severance from Employment. A Participant’s Account shall be distributed on account of the Participant’s severance from employment.

(e)	Direction to Trustee. The Committee shall issue directions to the Trustee concerning the recipient and the distribution date of benefits that are to be paid from the Trust pursuant to the Plan.

(f)	Establishment of Guidelines. The Committee may establish for administrative purposes, uniform and nondiscriminatory guidelines concerning the commencement of benefits.

(g)	Value of Account. See Section 6.06 for the method of determining the value of a Participant’s Account prior to its distribution pursuant to this Article 8.
8.02	Method of Distribution.

The Participant’s Account shall be distributed to the Participant in accordance with one of the following forms of payment selected by the Participant. If a Participant elects to receive either a lump sum distribution or installment payments pursuant to Section 8.02(a) or 8.02(b), and if any portion of the Participant’s Account is invested in the Company Stock Fund, then the Participant may elect to receive any or all of such portion invested in the Company Stock Fund in whole shares of Company Stock, with cash paid for any fractional shares.
(a)	Lump Sum Payment is a single lump sum payment of the Participant’s entire vested Account. This is the normal form of payment under the Plan. If the Participant does not elect otherwise, his Account shall be distributed in a single lump sum.

(b)	Installment Payment is a form of distribution where equal installments are made over the Participant’s life expectancy, the Participant’s and his Beneficiary’s joint life expectancy, or another period that does not exceed the joint life expectancy of the Participant and his Beneficiary. Installment payments will be made, at the Participant’s election, in monthly, quarterly, semi-annual or annual payments. A Participant who elects the installment form of payment will have the following options:
(i)	A Participant may, upon application to the Committee, request that his entire Account be distributed in a lump sum payment subsequent to the commencement of installment payments.

(ii)	A Participant who has elected to have installments paid over his life expectancy or over his and his Spouse’s joint life expectancy may, upon application to the Committee, and not more than once in any 12-month period, request to have his and/or his and his Spouse’s joint life expectancy re-calculated for purposes of determining the amount of his installment payments, provided that such recalculation shall be made in a manner consistent with Treasury Regulations Section 1.401(a)(9)-9. An election under this paragraph shall not constitute an election to have the Participant’s life expectancy recalculated for purposes of the minimum distribution rules in Sections 8.03, and if the amount required to be distributed for the year under Sections 8.03 exceeds the amount actually paid to the Participant or his Beneficiary in installment payments under this Section

8.02(d), the difference shall be paid to the Participant or Beneficiary in a single lump sum before the date on which such payment is due.

(iii)	A Participant may, upon application to the Committee, request a one-time withdrawal in a minimum of $10,000 from his Account balance.
Subject to the provisions of Sections 8.03(b)(2), 8.03(d) and 8.03(f) of the Plan, a Beneficiary shall have the same payment options as are available to the Participant (as described above) with respect to the portion of the Participant’s vested Account payable to the Beneficiary.
8.03	Minimum Distribution Requirements.
(a)	General Rules.
(1)	Precedence. The requirements of this Section 8.03 will take precedence over any inconsistent provisions of the Plan.

(2)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section 8.03 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

(3)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 8.03, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that related to Section 242(b)(2) of TEFRA.
(b)	Time and Manner of Distribution
(1)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. All distributions shall be made on a pro-rata basis from a Participant’s Account.

(2)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then except as provided in Section 8.03(f), distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 8.03(b), other than Section 8.03(b)(2)(A), will apply as if the surviving Spouse were the Participant.
For purposes of this Section 8.03(b)(2) and Section 8.03(d), unless Section 8.03(b)(2)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 8.03(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 8.03(b)(2)(A).
(3)	Forms of Distribution. Unless the Participant’s interest is distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 8.03(c) and 8.03(d).
(c)	Required Minimum Distributions During Participant’s Lifetime.
(1)	Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(A)	The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)	If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the Distribution Calendar Year.
(2)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 8.03(c) beginning with the first Distribution Calendar Year and up to an including the Distribution Calendar Year that includes the Participant’s date of death.
(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death On or After Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
(i)	The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining Life Expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)	If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(B)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(2)	Death Before Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. Except as provided in Section 8.03(f), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 8.03(a).

(B)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 8.03(b)(2)(A), this Section 8.03(d)(2)will apply as if the surviving Spouse were the Participant.
(e)	Definitions.
(1)	Designated Beneficiary. The individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury Regulations.

(2)	Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 8.03(b)(2). The Required Minimum Distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)	Participant’s Account Balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the “Valuation Calendar Year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of the dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date. April 1 following the later of the calendar year in which the Participant (i) attains age 70 1/2 or (ii) incurs a Termination of Employment; provided however that for a Participant who is a 5% owner (as defined in Code Section 401(a)(9) and the Treasury Regulations thereunder), the “Required Beginning Date” shall mean April 1 following the calendar year in which the Participant attains age 70 1/2.
(f)	Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the Life Expectancy rule in Sections 8.03(b)(2) and 8.03(d)(1)(B) of the Plan applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 8.03(b)(2) of the Plan or by September 30 of the calendar year that contains the fifth anniversary of the Participant’s (or if applicable, surviving spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 8.03(b)(2) and 8.03(d)(1)(B) of the Plan.
8.04	Required Minimum Distributions for 2009.
Notwithstanding the provisions of Section 8.03 of the Plan (or any other provisions of the Plan), any required minimum distributions under Section 401(a)(9) of the Code payable to a Participant or Beneficiary for the 2009 calendar year shall be treated as follows:
(a)	If the Participant or Beneficiary is scheduled to receive an annual minimum required distribution payment for 2009 , no payment will be made unless the Participant or Beneficiary elects to receive such payment for 2009.

(b)	If the Participant or Beneficiary has no scheduled receive minimum required distribution payments for 2009, but would have been required to receive a required minimum payment for 2009, no payments will be made to the Participant or Beneficiary with respect to these 2009 required minimum distributions unless the Participant or Beneficiary elects to receive such payments.

(c)	If the Participant or Beneficiary is scheduled to receive minimum required distributions for 2009 on a monthly, quarterly or semi-annual basis, such payments will be made unless the Participant or Beneficiary elects to stop those payments for 2009.
8.05	Application for Benefits.
The Committee or its designee may require a Participant or Beneficiary to complete and file with the Committee certain forms as a condition precedent to the payment of benefits. The Committee may rely upon all such information given to it, including the Participant’s current mailing address. It is the responsibility of all persons interested in distributions from the Trust Fund to keep the Committee informed of their current mailing addresses.

8.06	Distributions Pursuant to Qualified Domestic Relations Orders.
Notwithstanding anything to the contrary in this Plan, a “qualified domestic relations order,” as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately even though the Participant is not yet entitled to a distribution under the Plan. The intent of this Section is to provide for the distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.401(a)-13(g)(3). Notwithstanding any other provision of the Plan to the contrary, if the total amount payable to an alternate payee under a Qualified Domestic Relations Order does not exceed $1,000, the only payment option available to the alternate payee shall be a lump sum payment.
8.07	Direct Transfer of Account to an Eligible Retirement Plan.
(a)	In General. If a Participant is entitled to a distribution of his Account, the Participant may elect to have all or part of such Distribution paid directly to an “Eligible Retirement Plan” in the form of a direct rollover.

(b)	Election. The Participant must make the election described in paragraph (a) above within ninety (90) but no later than thirty (30) days (7 if the Participant executes the appropriate waiver) prior to his benefit commencement date in the manner and on the form provided by the Committee. The Participant must provide all information requested by the Committee for the Trustee to make the transfer. Failure to provide such information will void the Participant’s election.

(c)	Definition of Eligible Retirement Plan. The term “Eligible Retirement Plan” shall mean:
(i)	an eligible retirement account described in Section 408(a) of the Code;

(ii)	an eligible retirement annuity described in Section 408(b) of the Code (other than an endowment contract);

(iii)	an employees’ trust described in Section 401(a) of the Code that is exempt from tax under Section 501(a) of the Code;

(iv)	an annuity plan described in Section 403(a) of the Code;

(v)	an eligible deferred compensation plan under Section 457(b) of the Code that is maintained by a state, political subdivision or a state or any agency or instrumentality of a state or political subdivision of a state; or

(vi)	an annuity contract described in Section 403(b) of the Code.
The definition of “Eligible Retirement Plan” shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

(d)	Exceptions. The Committee is not required to offer a direct transfer of a Participant’s Account if:

(i)	The distribution is a series of substantially equal periodic payments made at least annually for the life (or life expectancy) of the Participant or for the joint lives (or joint life expectancies) of the Participant and his Beneficiary;

(ii)	The distribution is a series of substantially equal periodic payments made at least annually for a period of at least ten years;

(iii)	The distribution is required under Section 409(a) of the Code (a required minimum distribution);

(iv)	The distribution is made upon the hardship of the Employee; or

(v)	The distribution is less than $200 in a lump sum form (or any higher amount as established by the Internal Revenue Code or other applicable authority) and withholding is therefore not required.
(e)	Income Tax Withholding. Under the Internal Revenue Code, the Committee is generally required to withhold for federal income taxes on a distribution made directly to a Participant. Federal income tax withholding is not required for any direct transfer of a Participant’s Account to an Eligible Retirement Plan or for any distribution described in paragraph (d) above.

(f)	Rollovers of After-Tax Employee Contributions. For purposes of the direct rollover provisions in this Section 8.07 of the Plan, a portion of the distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions that are not includible in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or (ii) a qualified defined contribution plan described in Section 401(a) of the Code or an annuity described in Section 403(b) of the Code, and such plan or trust agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is not so includable.

(g)	Rollovers of Roth 401(k) Contributions. Notwithstanding the foregoing provisions of this Section 8.07, a direct rollover of a distribution from a Participant’s Roth 401(k) Contribution Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.
8.08	Direct Trust-to-Trust Transfers by Non-Spouse Beneficiaries.
Effective January 1, 2009, a non-spouse Beneficiary may elect, at the time and in the manner prescribed by the Committee, to have any portion of a distribution from the Plan paid directly to an “Individual Retirement Plan” specified by the non-spouse Beneficiary in a direct trustee-to-trustee transfer. For this purpose, the term “Individual Retirement Plan” shall mean an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) that is established for the purpose of receiving the distribution on behalf of an individual who is designated as a Beneficiary and who is not the surviving spouse of the Participant. This transfer shall be treated as an “eligible rollover distribution” for purposes of Section 402(c) of the Code and, for Plan Years beginning on and after January 1, 2010, for all purposes of the Code.

ARTICLE 9
HARDSHIP WITHDRAWALS; IN-SERVICE DISTRIBUTIONS
9.01	Hardship Withdrawal of Account.
(a)	In General. Any Participant may request the Committee to distribute to him, on account of a financial hardship, part or all of his:
(i)	Salary Savings Contributions Account;
(ii)	Roth 401(k) Contribution Account
(iii)	Elective Profit Sharing Contribution portion of his Profit Sharing Contribution Account, provided the Participant is 100% vested in this sub-account;
(iv)	Non Elective Profit Sharing Contribution portion of his Profit Sharing Contribution Account, provided the Participant is 100% vested in this sub-account;
(v)	Retirement Contribution Account, provided the Participant is 100% vested in this sub-account;
(vi)	Voluntary After-Tax Contribution Account;
(vii)	Rollover Contribution Account; and
(viii)	Employer Matching Contributions on Elective Profit Sharing Contributions, provided the Participant is 100% vested in this sub-account.
Such Account shall be valued in accordance with Section 9.05. Distributions shall be made on a pro-rata basis from each of the Participant’s sub-accounts listed above.
(b)	No Distribution of Earnings. Notwithstanding the above, income or gain that is allocated to a Participant’s Salary Savings Contribution Account, his Roth 401(k) Contribution Account and to the Participant’s Elective Profit Sharing Contributions held in his Profit Sharing Contribution Account may not be distributed in a hardship withdrawal.
9.02	Definition of Hardship.
Hardship shall mean an immediate and heavy financial need experienced by reason of:
(a)	Expenses of any accident or sickness of such Participant, his Spouse or any individual (including non-custodial children of the Participant) claimed as a dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) by the Participant for federal income tax purposes;
(b)	Purchase of a primary residence of such Participant;

(c)	Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant, for the Spouse, a child of the Participant or for an individual claimed as a dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code) by the Participant for federal income tax purposes;
(d)	The need to prevent the eviction of the Participant from his primary residence or foreclosure on the Participant’s primary residence;
(e)	Payment of funeral expenses for a deceased parent, Spouse, or child of the Participant or individual claimed as a dependent (as defined in Section 152 of the Code, without regard to Section 152(d)(1)(B) of the Code) by the Participant for federal income tax purposes;
(f)	Payment of expenses for the repair of damage to the Participant’s primary residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or
(g)	Other financial hardships as permitted by Treasury Regulations or other regulatory or judicial authority and approved by the Committee.
9.03	Maximum Hardship Distribution.
A hardship distribution cannot exceed the amount required to meet the immediate financial need created by the hardship (after taking into account applicable federal, state, or local income taxes and penalties) and not reasonably available from other resources of the Participant. In order to ensure compliance with this requirement, the Committee may require the Participant to satisfy any or all of the provisions described below in (1), (2), or (3) below as a condition precedent to the Participant receiving a hardship distribution:
(a)	No Other Sources Available. Certification by the Participant on a form provided by the Committee for such purpose that the financial need cannot be relieved (1) through reimbursement or payment by insurance; (2) by reasonable liquidation of the Participant’s assets; (3) by ceasing Salary Savings Contributions and Roth 40(k) Contributions under the Plan; (4) by other in-service distributions (including loans) under the Plan and under any other plan maintained by the Employer; or (5) by borrowing from commercial lenders on reasonable commercial terms.
(b)	Receipt of All Distributions Available; Suspension of Future Contributions. Receipt by the Participant of all distributions that he is eligible to receive under this Plan and under any other plan maintained by the Employer.

In addition, the Participant must agree to the following limitations and restrictions:
(1)	The Participant’s Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions shall automatically be suspended beginning on the first payroll period that commences after such Participant requests and receives a hardship distribution. Such Participant may resume making Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing

Contributions to the Plan at any time after 6 months have expired since the effective date of such suspension.
(2)	The Participant shall be prohibited under a legally enforceable agreement from making an Employee contribution to any other plan maintained by the Employer for at least 6 months after the receipt of the hardship distribution. For this purpose, the phrase “any other plan” includes all qualified and nonqualified plans of deferred compensation, stock option plans and stock purchase plans. It does not include a health or welfare plan including one that is part of a Section 125 cafeteria plan.
(c)	Other. Any other condition or method approved by the Internal Revenue Service.
9.04	Procedure to Request Hardship.

The request to receive a hardship distribution shall be made in writing to the Committee explaining the nature of the financial hardship and stating the amount needed to meet the immediate need. Under no circumstances shall the Committee permit a Participant to repay to the Plan the amount of any hardship withdrawal by a Participant under this Section.

9.05	Valuation for Purposes of Withdrawals.

The Participant’s Account for purposes of determining the amount of a hardship withdrawal or in-service distribution shall be determined as of the Valuation Date preceding (i) the date on which the Committee approves the hardship withdrawal or (ii) the date on which the Company approves the in-service distribution.

9.06	Age 59 1/2 In-Service Distributions.
(a)	A Participant who has not terminated employment may, at any time after attaining age 59 1/2, elect to withdraw all or part of his vested Account (including any earnings thereon). A distribution shall be made no earlier than the month following the calendar month in which the Participant attains age 59 1/2. Distributions shall be made on a pro-rata basis from each of the Participant’s vested sub-accounts listed in Section 6.01.

(b)	A Participant who receives an age 59 1/2 withdrawal shall not be suspended from continuing or commencing to make (in accordance with the Plan) Salary Savings contributions to the Plan.

(c)	No in-service withdrawal will be permitted unless the amount to be withdrawn is at least $1,000 (or the entire amount available for withdrawal, if less).

(d)	In no event shall a Participant be permitted to repay the amount of his in-service withdrawal.

(e)	The Committee may establish additional uniform and nondiscriminatory administrative procedures concerning requests for in-service withdrawals.

ARTICLE 10
ADMINISTRATION OF THE PLAN
10.01	Named Fiduciaries.

The following parties are named as Fiduciaries of the Plan and shall have the authority to control and manage the operation and administration of the Plan:
(a)	The Company;

(b)	The Board;

(c)	The Trustee; and

(d)	The Committee.
The Fiduciaries named above shall have only the powers and duties expressly allocated to them in the Plan and in the Trust Agreement and shall have no other powers and duties in respect of the Plan; provided, however, that if a power or responsibility is not expressly allocated to a specific named fiduciary, the power or responsibility shall be that of the Company. No Fiduciary shall have any liability for, or responsibility to inquire into, the acts and omissions of any other Fiduciary in the exercise of powers or the discharge of responsibilities assigned to such other Fiduciary under this Plan or the Trust Agreement.
10.02	Board of Directors.

The Board shall have the following powers and duties with respect to the Plan:
(a)	The Board shall have the power to appoint and remove the Trustee and the members of the Committee. The Board may delegate its authority to appoint or remove the Trustee and the members of the Committee to an officer of the Company.

(b)	The Board shall have the power to amend the Plan, in whole or in part, pursuant to Section 11.01; or to terminate the Plan, in whole or in part.
10.03	Trustee.

The Trustee shall exercise all of the powers and duties assigned to the Trustee as set forth in the Trust Agreement. The Trustee shall have no other responsibilities with respect to the Plan.

10.04	Committee.
(a)	A committee of one or more individuals may be appointed by and serve at the discretion of the Board to administer the Plan. Any Participant, officer, or director of the Employer shall be eligible to be appointed a member of the Committee and all members shall serve as such without compensation. Upon termination of his employment with the Employer, or upon ceasing to be an officer or director, if not an employee, a member of the Committee automatically shall cease to be a member of the Committee. The Board shall have the right to remove any member of the Committee at any time, with or without cause. A member may resign at any time by giving written notice to the Committee and the Board. If a vacancy in the Committee should occur, a successor may be appointed by the Board. The Committee shall by written notice keep the Trustee notified of current membership of the Committee, its officers and agents. The Committee shall furnish the Trustee a certified signature card for each member of the Committee and for all purposes hereunder the Trustee shall be conclusively entitled to rely upon such certified signatures. If there are no members of the Committee, the Company shall assume the authority, powers, duties and privileges of the Committee.
(b)	The Board or the Chief Executive Officer shall appoint a Chairman and a Secretary from among the members of the Committee. All resolutions, determinations and other actions shall be by a majority vote of all members of the Committee. The Committee may appoint such agents, who need not be members of the Committee, as it deems necessary for the effective performance of its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee deems expedient or appropriate. The compensation of such agents shall be fixed by the Committee; provided, however, that in no event shall compensation be paid if such payment violates the provisions of Section 406 of ERISA and is not exempted from such prohibitions by Section 408 of ERISA.
(c)	The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan. In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan and to comply with the requirements of ERISA, the Committee shall have the following specific powers and responsibilities:
(1)	To construe the Plan and Trust Agreement and to determine all questions arising in the administration, interpretation and operation of the Plan;
(2)	To decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan and Trust Agreement;
(3)	To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;
(4)	To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;
(5)	To prepare and distribute to all Plan Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, all information that is required to be distributed by ERISA, the regulations thereunder, or by any other applicable law;
(6)	To file with the Secretary of Labor such reports and additional documents as may be required by ERISA and regulations issued thereunder, including, but not limited to, summary plan description, modifications and changes, annual reports, terminal reports and supplementary reports;

(7)	To file with the Secretary of the Treasury all reports and information required to be filed by the Code, ERISA and regulations issued under each; and
(8)	To do all things necessary to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of federal law.
(d)	To enable the Committee to perform its functions, the Employer shall supply full and timely information of all matters relating to the compensation and length of service of all Participants, their Retirement, death or other cause of termination of employment, and such other pertinent facts as the Committee may require. The Committee shall advise the Trustee of such facts and issue to the Trustee such instructions as may be required by the Trustee in the administration of the Plan. The Committee and the Employer shall be entitled to rely upon all certificates and reports made by a Certified Public Accountant selected or approved by the Employer. The Committee, the Employer and its officers shall be fully protected in respect of any action suffered by them in good faith in reliance upon the advice or opinion of any accountant or attorney, and all action so taken or suffered shall be conclusive upon each of them and upon all other persons interested in the Plan.
10.05	Standard of Fiduciary Duty.

Any Fiduciary, or any person designated by a Fiduciary to carry out fiduciary responsibilities with respect to the Plan, shall discharge his duties solely in the interests of the Participants and Beneficiaries for the exclusive purpose of providing them with benefits and defraying the reasonable expenses of administering the Plan. Any Fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims. Any Fiduciary shall discharge his duties in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with the provisions of ERISA. Notwithstanding any other provisions of the Plan, no Fiduciary shall be authorized to engage in any transaction that is prohibited by Sections 406 and 2003(a) of ERISA or Section 4975 of the Code in the performance of its duties hereunder.

10.06	Claims Procedure.
(a)	Claims. If a Participant has any grievance, complaint, or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the performance or administration of the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant shall submit the claim to the Committee, which shall have the initial responsibility for deciding the claim. All such claims shall be submitted in writing and shall set forth the relief requested and the reasons the relief should be granted. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” shall be two years, beginning on:
(i)	in the case of any lump-sum payment, the date on which the payment was made,
(ii)	in the case of an installment payment, the date of the first in the series of payments, or

(iii)	for all other claims, the date on which the action complained or grieved of occurred.
To the extent that documentary or other evidence is relevant to the relief sought, the Participant shall submit such evidence or, if the evidence is in the possession of the Committee, the Participant shall refer to such evidence in a manner sufficient to allow the Committee to identify and locate such evidence.
(b)	Denial of Claims. If a claim is denied in whole or in part, the Committee shall give the claimant written notice of the decision within ninety (90) days of the date the claim was submitted. Such written notice shall set forth in a manner calculated to be understood by the claimant:
(1)	the specific reason or reasons for the denial;
(2)	specific references to pertinent Plan provisions on which the denial is based;
(3)	a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and
(4)	appropriate information about the steps to be taken if the claimant wishes to submit the claim for review of the denial. The ninety-day period for review of a claim for benefits may be extended for an additional ninety (90) days by a written notice to the claimant setting forth the reason for the extension. If the Committee fails to respond to a claim within the time limits set forth above, the claim shall be deemed denied and the Participant may request review by the Committee as set forth in Section 10.06(c).
(c)	Appeals Procedure. If a claim is denied in whole or in part or if the claimant has no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to be denied), the claimant or his duly authorized representative may appeal the denial to the Committee within sixty (60) days of receipt of written notice of denial or within sixty (60) days of the expiration of the ninety-day period. In pursuing his appeal, the claimant or his duly authorized representative:
(i)	shall request in writing that the Committee review the denial;
(ii)	shall review pertinent documents; and
(iii)	shall submit evidence as well as written issues, comments or arguments.
The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provision of the plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review. The decision shall be final and conclusive and a Participant shall not be permitted to bring suit at law or in equity on a claim without first exhausting the remedies available hereunder. No action at law or in equity to recover under this Plan shall be commenced later than one year from the date of the decision on review (or if no decision is furnished within 120 days of receipt of the request for review, the 120th day after receipt of the request for review).
10.07	Indemnification of Committee; Board.

To the extent permitted under ERISA, the Plan shall indemnify the Board and the Committee against any cost or liability that they may incur in the course of administering the Plan and executing the duties assigned pursuant to the Plan. The Employer shall indemnify the Committee against any personal liability or cost not provided for in the preceding sentence that they may incur as a result of any act or omission in relation to the Plan or its Participants. Notwithstanding the foregoing, however, no person shall be indemnified for any act or omission that results from that person’s intentional or willful misconduct, or illegal activity. The Employer may purchase fiduciary liability insurance to insure its obligation under this Section. The Company shall have the right to select counsel to defend the Board or Committee in connection with any litigation arising from the execution of their duties under the Plan.

ARTICLE 11
AMENDMENT AND TERMINATION
11.01	Right to Amend.

The Company intends for the Plan to be permanent so long as the corporation exists; however, it reserves the right (through action of the Board) to modify, alter, or amend this Plan or the Trust Agreement, from time to time, to any extent that it may deem advisable, including, but not limited to any amendment deemed necessary to insure the continued qualification of the Plan under Sections 40l(a) and 401(k) of the Code or to insure compliance with ERISA; provided, however, that the Company shall not have the authority to amend this Plan in any manner that will:
(a)	Permit any part of the Fund (other than such part as is required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries;
(b)	Cause or permit any portion of the funds to revert to or become the property of the Employer;
(c)	Change the duties, liabilities, or responsibilities of the Trustee without its prior written consent.
11.02	Termination and Discontinuance of Contributions.

The Company shall have the right at any time to terminate this Plan or to discontinue permanently its contributions hereunder (hereinafter referred to as “Plan Termination”). Upon termination of the Plan, the Committee shall direct the Trustee with reference to the disposition of the Fund, after payment of any expenses properly chargeable against the Fund. The Trustee shall distribute all amounts held in Trust to the Participants and others entitled to distributions in proportion to the Accounts of such Participants and other distributees as of the date of such Plan Termination. In the event that this Plan is partially terminated, the provisions of this Section 11.02 shall apply solely with respect to the Employees affected by the partial termination. If the Plan is terminated or partially terminated, or if the Employer permanently discontinues its contributions to the Plan, then all Participants (in the case of complete plan termination or permanent discontinuance of contributions) or the affected Participants (in the event of partial Plan termination), shall become 100% vested in all of their Accounts under the Plan immediately upon such event.

11.03	IRS Approval of Termination.

Notwithstanding Section 11.02, the Trustee shall not be required to make any distribution from this Plan in the event of complete or partial termination until the Internal Revenue Service has issued a favorable determination with respect to the Plan’s termination.

ARTICLE 12
SPECIAL DISCRIMINATION RULES
12.01	Definitions.

Actual Contribution Percentage or ACP shall mean the ratio (expressed as a percentage) of (i) the sum of the Employer Matching Contributions and, for Plan Years beginning prior to April 1, 2001, Voluntary After-Tax Contributions on behalf of the Participant for the Plan Year and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Elective Deferrals and Qualified Non-Elective Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Elective Deferrals and Qualified Non-Elective Contributions in computing the ACP for a Plan Year. If a Participant (as defined below) does not receive an allocation of Employer Contributions for a Plan Year, such Participant’s ACP for the Plan Year shall be zero.

Actual Deferral Percentage or ADP shall mean the ratio (expressed as a percentage) of (i) the sum of Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions contributed to the Plan on behalf of a Participant for the Plan Year (excluding any Excess Deferrals by a Non-Highly Compensated Employee) and, to the extent permitted in Treasury Regulations and elected by the Employer, the Participant’s Qualified Non-Elective Contributions to (ii) the Participant’s Compensation for the Plan Year. The Employer, on an annual basis, may elect to include or not to include Qualified Non-Elective Contributions in computing the ADP for a Plan Year. In the case of a Participant (as defined below) who does not make a Salary Savings Contribution or Roth 401(k) Contribution for a Plan Year and is not allocated a Qualified Non-Elective Contribution for such Plan Year, such Participant’s ADP for the Plan Year shall be zero.

Average Actual Contribution Percentage shall mean the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group. The percentage shall be rounded to the nearest one-hundredth of one percent (four decimal places).

Compensation for purposes of this Article 12 shall be that definition selected by the Committee that satisfies the requirements of Code Sections 414(s) and 401(a)(17). Such definition may change from year to year but must apply uniformly among all Eligible Employees being tested under the Plan for a given Plan Year and among all Employees being tested under any other plan that is aggregated with this Plan during the Plan Year. If the Committee fails to select a definition of Compensation for purposes of this Article 12, Compensation (for purposes of Article 12) shall have the same meaning as defined in Article 2.

Employer Matching Contributions. For purposes of this Article 12, an Employer Matching Contribution for a particular Plan Year includes only those contributions that are (i) allocated to the Participant’s Account under the Plan as of any date within such Plan Year, (ii) contributed to the Trust no later than the end of the 12-month period following the close of such Plan Year, and

(iii) made on account of such Participant’s Salary Savings Contributions and/or Roth 401(k) Contributions for the Plan Year.
Excess Deferrals shall have that meaning as defined in Section 12.02.
Excess ACP Contributions shall have that meaning as defined in Section 12.08.
Excess ADP Deferrals shall have that meaning as defined in Section 12.05.
Highly Compensated Employee. See Article 13.
Non-elective Contributions. For purposes of this Article 12, a Non-elective Contribution is taken into account only if the contribution is (i) allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) would have been received by the Participant as cash, but for the deferral election during the Plan Year. Any Non-elective Contribution taken into account under this Article 12 shall be deemed to be a Salary Savings Contribution for purposes of the limits set forth in Article 12.
Non-Highly Compensated Employee. See Article 13.
Participant. For purposes of this Article 12, a Participant shall mean any Employee who (i) is eligible to receive an allocation of an Employer Matching Contribution, even if no Employer Matching Contribution is allocated due to the Employee’s failure to make a required Salary Savings Contribution, (ii) is eligible to make a Salary Savings Contribution or Roth 401(k) Contribution, including an Employee whose right to make Salary Savings Contributions and Roth 401(k) Contributions has been suspended because of an election not to participate or a hardship distribution, and (iii) is unable to receive an Employer Matching Contribution or make a Salary Savings Contribution or a Roth 401(k) Contribution because his Compensation is less than a stated amount.
Salary Savings Contributions or Roth 401(k) Contributions. For purposes of this Article 12, a Salary Savings Contribution or Roth 401(k) Contribution is taken into account only if the contribution (i) is allocated to the Participant’s Account under the terms of the Plan as of any date within the Plan Year, and (ii) relates to Compensation that would have been received by the Participant during the Plan Year or within 2 1/2 months after the Plan Year but for the deferral election. A Salary Savings Contribution or Roth 401(k) Contribution is considered to be allocated as of a date within a Plan Year only if the allocation is not contingent on participation in the Plan or performance of service after the Plan Year to which the Salary Savings Contribution or Roth 401(k) Contribution relates. In addition, for purposes of this Article 12, unless otherwise stated, Salary Savings Contributions or Roth 401(k) Contributions shall include Non-elective Contributions taken into account under this Plan.
Qualified Elective Deferral shall mean Salary Savings Contributions, Roth 401(k) Contributions or Elective Profit Sharing Contributions designated by the Committee as Qualified Elective Deferrals in order to meet the ACP testing requirements of Section 12.06. In addition, the following requirements must be satisfied:
(1)	The aggregate of all Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions for the Plan Year (including the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 12.03(a).

(2)	The aggregate of all Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions for the Plan Year (excluding the Qualified Elective Deferrals) must satisfy the ADP testing requirements set forth in Section 12.03(a).
(3)	Qualified Elective Deferrals must satisfy all other provisions of this Plan applicable to Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions and shall remain part of the Participant’s Salary Savings Contribution Account, Roth 401(k) Contribution Account or the Elective Profit Sharing Contribution portion of the Participant’s Profit Sharing Contribution Account.
(4)	Except as provided by this definition, Qualified Elective Deferrals shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).
Qualified Non-Elective Contribution shall mean an Employer contribution designated by the Committee as a Qualified Non-Elective Contribution in order to meet the ADP testing requirements of Section 12.03 or the ACP testing requirements of Section 12.06. In addition, the following requirements must be satisfied:
(1)	The Qualified Non-Elective Contribution, whether or not used to satisfy the requirements of Sections 12.03 or 12.06, must meet the requirements of Code Section 401(a)(4).
(2)	Qualified Non-Elective Contributions which are taken into account in order to meet the requirements of Section 12.03 or 12.06 (as applicable) shall not be counted in determining whether the testing requirements of any of such other Sections are met.
(3)	The Qualified Non-Elective Contributions shall be subject to all provisions of this Plan applicable to Salary Savings Contributions and Roth 401(k) Contributions (except that Qualified Non-Elective Contributions cannot be distributed in a hardship distribution).
(4)	Except as provided in this paragraph, the Qualified Non-Elective Contributions shall be excluded in determining whether any other contribution or benefit satisfies the nondiscrimination requirements of Code Sections 401(a)(4) and 401(k)(3).
12.02	Limit on Salary Savings Contributions and Roth 401(k) Contributions.
(a)	Notwithstanding any other provision of this Plan to the contrary, the aggregate of a Participant’s Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions actually contributed to the Plan during a calendar year may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 4.01(d) of the Plan and Section 414(v) if applicable. Any Salary Savings Contributions, Roth 401(k) Contributions or Elective Profit Sharing Contributions in excess of the foregoing limit (“Excess Deferral”), plus any income and minus any loss allocable thereto, will be distributed to the applicable Participant no later than April 15 following the calendar year in which such contributions were made.
(b)	Any Participant who has an Excess Deferral during a calendar year may receive a distribution of the Excess Deferral during such calendar year plus any income or minus any loss allocable thereto, provided (1) the Participant requests (or is deemed to request) the distribution of the Excess Deferral, (2) the distribution occurs after the date the Excess Deferral arose, and (3) the Committee designates the distribution as a distribution of an Excess Deferral. If a Participant who has an Excess Deferral has made Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions during the calendar year in which the Excess Deferral arose, the Excess Deferral shall be distributed to the Participant on a pro-rata basis from the Participant’s Salary Savings Contributions (if any), his Elective Profit Sharing Contributions (if any), and his Roth 401(k) Contributions (if any). The distribution of the Excess Deferral shall be adjusted for income or loss during the Plan Year only, and not for the period between the end of the Plan Year and the date of the distribution. Notwithstanding the foregoing, for the 2007 Plan Year only, the income or loss allocable to an Excess Deferral shall include income or loss during the “gap period” (that is, the period between the end of the Plan Year and date of distribution) to the extent required under the applicable Treasury Regulations.
(c)	If a Participant makes a Salary Savings Contribution, Roth 401(k) Contribution or Elective Profit Sharing Contribution under this Plan and in the same calendar year makes a contribution to a Code Section 401(k) plan containing a cash or deferred arrangement (other than this Plan), a Code Section 408(k) plan (simplified employee pension plan) or a Code Section 403(b) plan (tax sheltered annuity) and, after the return of any Excess Deferral pursuant to Section 12.02(a) and (b) the aggregate of all such contributions exceed the limitations contained in Code Section 402(g), then such Participant may request that the Committee return all or a portion of the Participant’s Salary Savings Contributions, Roth 401(k) Contributions or Elective Profit Sharing Contributions (as elected by the Participant) for the calendar year plus any income and minus any loss allocable thereto. The amount by which such contributions exceed the Code Section 402(g) limitations will also be known as an Excess Deferral.
(d)	Any request for a return of Excess Deferrals arising out of contributions to a plan described in Section 12.02(c) above which is maintained by an entity other than the Employer must:
(1)	be made in writing;
(2)	be submitted to the Committee not later than the March 1 following the Plan Year in which the Excess Deferral arose;
(3)	specify the amount of the Excess Deferral;
(4)	contain a statement that if the Excess Deferral is not distributed, it will, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k),or 403(b) of the Code, exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the Excess Deferral occurred; and
(5)	acknowledge that the Salary Savings Contributions (if any), Roth 401(k) Contributions (if any) or Elective Profit Sharing Contributions (if any) shall be returned to the Participant on a pro-rata basis from his Account.

In the event an Excess Deferral arises out of contributions to a plan (including this Plan) described in Section 12.02(c) above which is maintained by the Employer, the Participant making the Excess Deferral shall be deemed to have requested a return of the Excess Deferral.
(e)	Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions may only be returned to the extent necessary to eliminate a Participant’s Excess Deferral. Excess Deferrals shall be treated as Annual Additions under the Plan. In no event shall the returned Excess Deferrals for a particular calendar year exceed the Participant’s aggregate Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions for such calendar year.

To the extent a return of Excess Deferrals represent a return of the Participant’s Roth 401(k) Contributions, such returned Excess Deferrals shall not be includible in the Participant’s gross income for income tax purposes. However, any income allocable to such returned Excess Deferrals shall be includible in the Participant’s gross income for tax purposes.
(f)	The income or loss allocable to a Salary Savings Contribution, Roth 401(k) Contribution or Elective Profit Sharing Contribution that is returned to a Participant pursuant to this Section 12.02 shall be determined by multiplying the income or loss allocable to the Participant’s Account for the calendar year in which the Excess Deferral arose by a fraction. The numerator of the fraction is the Excess Deferral. The denominator of the fraction is the value of the Participant’s Account balance on the last day of the calendar year in which the Excess Deferral arose reduced by any income allocated to the Participant’s Account for such calendar year and increased by any loss allocated to the Participant’s Account for such calendar year. Alternatively, the income or loss allocable to a Salary Savings Contribution, Roth 401(k) Contribution or Elective Profit Sharing Contribution may be calculated using any reasonable method for computing such income or loss, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts. Notwithstanding the foregoing, for the 2007 Plan Year only, the income or loss allocable to an Excess Deferral shall include income or loss during the “gap period” (that is, the period between the end of the Plan Year and date of distribution) to the extent required under the applicable Treasury Regulations.

(g)	Any Employer Matching Contribution allocable to an Excess Deferral that is returned to a Participant pursuant to this Section 12.02 shall be forfeited notwithstanding the provisions of Article 7 (vesting). For this purpose, however, the Salary Savings Contributions and Roth 401(k) Contributions that are returned to the Participant as an Excess Deferral shall be deemed to be first those Salary Savings Contributions and Roth 401(k) Contributions for which no Employer Matching Contribution was made and second those Salary Savings Contributions and Roth 401(k) Contributions for which an Employer Matching Contribution was made. Accordingly, if the Salary Savings Contributions or Roth 401(k) Contributions that are returned to the Participant as Excess Deferrals were not matched, no Employer Matching Contribution will be forfeited. Non-elective Contributions shall be returned as an Excess Deferral before Salary Savings Contributions, Salary Savings Contributions shall be returned as an Excess Deferral before Roth 401(k) Contributions, and Roth 401(k) Contributions shall be returned as an Excess Deferral before Elective Profit Sharing Contributions.
12.03	Average Actual Deferral Percentage.
(a)	The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-Highly Compensated Employees for the preceding Plan Year must satisfy one of the following tests:
(1)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such Plan Year multiplied by 1.25; or
(2)	The excess of the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Deferral Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such preceding Plan Year is not more than two percentage points, and the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees is not more than the Average Actual Deferral Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such Plan Year multiplied by two.
(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of Section 12.03(a), the Employer may do any or all of the following, except as otherwise provided in the Code or Treasury Regulations:
(1)	Distribute Salary Savings Contributions or Roth 401(k) Contributions to certain Highly Compensated Employees as provided in Section 12.05; or
(2)	Make a Qualified Non-Elective Contribution on behalf of any or all of the Non-Highly Compensated Employees and aggregate such contributions with the Non-Highly Compensated Employees’ Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions as provided in Section 12.01 (definition of ADP).
12.04	Special Rules For Determining Average Actual Deferral Percentage.
(a)	The Actual Deferral Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Salary Savings Contributions and/or Roth 401(k) Contributions allocated to his account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if such Salary Savings Contributions and/or Roth 401(k) Contributions were made under a single arrangement.
(b)	If two or more plans maintained by the Employer are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Salary Savings Contributions and Roth 401(k) Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.
(c)	The determination and treatment of the Salary Savings Contributions, Roth 401(k) Contributions, Elective Profit Sharing Contribution and Actual Deferral Percentage of any Participant shall be in accordance with such other requirements as may be prescribed from time to time in Treasury Regulations.
12.05	Distribution of Excess ADP Deferrals.
(a)	Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions exceeding the limitations of Section 12.03(a) (“Excess ADP Deferrals”) and any income or loss allocable to such Excess ADP Deferral shall be designated by the Committee as Excess ADP Deferrals and shall be distributed to Highly Compensated Employees whose Accounts were credited with Excess ADP Deferrals in the preceding Plan Year. The Committee shall determine the amount of Excess ADP Deferrals to be distributed to each Highly Compensated Employee by first determining the aggregate dollar amount of the distribution as follows:
(1)	Determine the dollar amount by which the Salary Savings Contributions, Roth 401(k) Contributions and/or Elective Profit Sharing Contributions of the Highly Compensated Employee(s) with the highest ADP must be reduced to equal the second highest ADP(s) under the Plan; then
(2)	Determine the dollar amount by which the Salary Savings Contributions, Roth 401(k) Contributions and/or and Elective Profit Sharing Contributions for the two (or more) Highly Compensated Employees with the highest ADPs under the Plan must be reduced to equal the third highest ADP(s) under the Plan; then
(3)	Repeat the steps described in (1) and (2) above with respect to the third and successive highest ADP levels under the Plan until the Average Actual Deferral Percentage does not exceed the amount allowable under Section 12.03(a); then
(4)	Add the dollar amounts determined in each of steps (1), (2) and (3) above.
The aggregate dollar amount of Excess ADP Deferrals determined under steps (1) through (4) above shall be distributed as follows:
(1)	First to those Highly Compensated Employees with the highest amount of Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions until each such Employee’s Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions equal the second highest amount of the Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions under the Plan;
(2)	Second, to the two (or more) Highly Compensated Employees with the next highest dollar amount of Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions under the Plan, until each such Employee’s Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions equal the third highest amount of

Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions under the Plan; and
(3)	Then the steps described in (1) and (2) shall be repeated for the third and successive Highly Compensated Employees with the highest amount of Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions under the Plan until all Excess ADP Deferrals have been returned.
(4)	If a Highly Compensated Employee is eligible to make Catch-Up Contributions under Section 4.01(d) of the Plan, any Excess ADP Deferrals allocated to such Highly Compensated Employee in steps (1) through (3) above must be retained by the Plan and treated as Catch-Up Contributions for the Plan Year in which the Excess ADP Deferral was made, to the extent permitted under Section 4.01(d) of the Plan and Section 414(v) of the Code. Any remaining Excess ADP Deferral shall then be distributed to such Highly Compensated Employee. Any Excess ADP Deferrals that are retained by the Plan as Catch-Up Contributions under this paragraph shall be treated as Catch-Up Contributions under Section 4.01(d) of the Plan. Any Employer Matching Contributions on a Participant’s Salary Savings Contributions, Roth 401(k) Contributions or Elective Profit Sharing Contributions that are recharacterized as Catch-Up Contributions shall be forfeited.
(b)	To the extent administratively possible, the Committee shall distribute all Excess ADP Deferrals and any income or loss allocable thereto prior to 2 1/2 months following the end of the Plan Year in which the Excess ADP Deferrals arose. In any event, however, the Excess ADP Deferrals and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ADP Deferrals arose. Excess ADP Deferrals shall be treated as Annual Additions under the Plan. The distribution of the Excess ADP Deferrals shall be adjusted for income or loss during the Plan Year only, and not for the period between the end of the Plan Year and the date of the distribution.
(c)	The income or loss allocable to Excess ADP Deferrals shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ADP Deferrals arose by a fraction. The numerator of the fraction is the Excess ADP Deferral. The denominator of the fraction is the value of the Participant’s Account balance on the last day of the Plan Year in which the Excess ADP Deferrals arose reduced by any income allocated to the Participant’s Account for such Plan Year and increased by any loss allocated to the Participant’s Account for the Plan Year. Alternatively, the income or loss allocable to Excess ADP Deferrals may be calculated using any reasonable method for computing such income or loss, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
(d)	If an Excess Deferral has been distributed to the Participant pursuant to Section 12.02 for any taxable year of a Participant, then any Excess ADP Deferral allocable to such Participant for the same Plan Year in which such taxable year ends shall be reduced by the amount of such Excess Deferral.

(e)	Any Employer Matching Contribution allocable to an Excess ADP Deferral that is returned to the Participant pursuant to this Section 12.05 shall be forfeited notwithstanding the provisions of Article 7 (vesting). In this regard, any distributions made to a Highly Compensation Employee to correct Excess ADP Deferrals for a Plan Year shall be made in the following order:
(1)	First on a pro-rata basis from his unmatched Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year;
(2)	Then, on a pro-rata basis from his matched Salary Savings Contributions and Roth 401(k) Contributions for the Plan Year; and
(3)	Then from his Elective Profit Sharing Contributions for the Plan Year.
12.06	Average Actual Contribution Percentage.
(a)	The Average Actual Contribution Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Contribution Percentage for Non-Highly Compensated Employees for the preceding Plan Year must satisfy one of the following tests:
(1)	The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such Plan Year multiplied by 1.25; or
(2)	The excess of the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year over the Average Actual Contribution Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such Plan Year is not more than two percentage points, and the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year is not more than the Average Actual Contribution Percentage for the preceding Plan Year for Participants who were Non-Highly Compensated Employees for such Plan Year multiplied by two.
(b)	If at the end of the Plan Year, the Plan does not comply with the provisions of Section 12.06(a), the Employer may do any or all of the following in order to comply with such provision as applicable (except as otherwise provided in the Code or in Treasury Regulations):
(1)	Aggregate Qualified Elective Deferrals with the Employer Matching Contributions or, for Plan Years beginning prior to April 1, 2001, Voluntary After-Tax Contributions of Non-Highly Compensated Employees as provided in Section 12.01 (definition of ACP).
(2)	Distribute vested Employer Matching Contributions to certain Highly Compensated Employees as provided in Section 12.08.

(3)	Make a Qualified Non-Elective Contribution on behalf of any or all of the Non-Highly Compensated Employees and aggregate such contributions with the Non-Highly Compensated Employees’ Employer Matching Contributions as provided in Section 12.01 (definition of ACP).
(4)	Forfeit non-vested Employer Matching Contributions of certain Highly Compensated Employees as provided in Section 12.09.
12.07	Special Rules For Determining Average Actual Contribution Percentages.
(a)	The Actual Contribution Percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Employer Matching Contributions allocated to his account under two or more arrangements described in Sections 401(a) or 401(m) of the Code that are maintained by the Employer shall be determined as if such contributions were made under a single arrangement.
(b)	If two or more plans maintained by the Employer are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code Section 410(b) (other than for purposes of the average benefits test), all Employer Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.
(c)	The determination and treatment of the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.
12.08	Distribution of Employer Matching Contributions.
(a)	Employer Matching Contributions exceeding the limitations of Section 12.06(a) (“Excess ACP Contributions”) and any income or loss allocable to such Excess ACP Contribution may be designated by the Committee as Excess ACP Contributions and may be distributed in the Plan Year following the Plan Year in which the Excess ACP Contributions arose to those Highly Compensated Employees whose Accounts were credited with the largest amounts of Employer Matching Contributions during the preceding Plan Year. The amount of Excess ACP Contributions to be distributed to a Highly Compensated Employee shall be determined using the procedure described in Section 12.05(a).
(b)	To the extent administratively possible, the Committee shall distribute all Excess ACP Contributions and any income or loss allocable thereto prior to 2 1/2 months following the end of the Plan Year in which the Excess ACP Contributions arose. In any event, however, the Excess ACP Contributions and any income or loss allocable thereto shall be distributed prior to the end of the Plan Year following the Plan Year in which the Excess ACP Contributions arose. The distribution of the Excess ACP Contributions shall be adjusted for income or loss during the Plan Year only, and not for the period between the end of the Plan Year and the date of the distribution.
(c)	The income or loss allocable to Excess ACP Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Account for the Plan Year in which the Excess ACP Contribution arose by a fraction. The numerator of the fraction is the Excess ACP Contributions. The denominator of the fraction is the value of the Participant’s Account on the last day of the Plan Year reduced by any income allocated to the Participant’s Account by such Plan Year and increased by any loss allocated to the Participant’s Account for the Plan Year. The income or loss allocable to Excess ACP Contributions may be calculated using any reasonable method for computing such income or loss, provided the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants’ Accounts.
(d)	Amounts distributed to Highly Compensated Employees under this Section 12.08 shall be treated as annual additions with respect to the Employee who received such amount.
(e)	No unvested Employer Matching Contributions shall be distributed pursuant to this Section 12.08. Such amounts may, however, be forfeited pursuant to Section 12.09.
12.09	Forfeiture of Excess ACP Contributions.
(a)	A nonvested Employer Matching Contribution and any income or loss allocable to such nonvested Employer Matching Contribution for the Plan Year may be forfeited and used to reduce an Excess ACP Contribution. Such forfeited Employer Matching Contribution shall be allocated as a forfeiture in accordance with Section 5.06.
(b)	The amount of any Employer Matching Contribution to be forfeited by a particular Highly Compensated Employee shall be determined pursuant to the procedure described in Section 12.05(a).
(c)	The income or loss allocable to Excess ACP Contributions shall be determined pursuant to the formula described in Section 12.08(c).
(d)	Amounts forfeited by Highly Compensated Employees under this Section shall be treated as Annual Additions with respect to the Participant who forfeited such amount and with respect to any Participant to whose account the forfeiture was allocated.
(e)	Vested Employer Matching Contributions may not be forfeited to correct an Excess ACP Contribution.
12.10	Order of Applying Certain Sections of Article.

In applying the provisions of this Article 12, the determination and distribution of Excess Deferrals shall be made first, the determination and elimination of Excess ADP Deferrals shall be made second and the determination and elimination of Excess ACP Contributions shall be made last.

ARTICLE 13
HIGHLY COMPENSATED EMPLOYEES
13.01	In General.

For the purposes of this Plan, the term “Highly Compensated Employee” is any active Employee described in Section 13.02 below and any Former Employee described in Section 13.03 below. Various definitions used in this Article are contained in Section 13.04. A “Non-Highly Compensated Employee” is an Employee who is not a Highly Compensated Employee.

13.02	Highly Compensated Employees.

An Employee is a Highly Compensated Employee if the Employee:
(1)	is a 5 Percent Owner at any time during the Determination Year or the year preceding the Determination Year; or
(2)	during the year preceding the Determination Year, receives Compensation in excess of $105,000 (as adjusted for increases in the cost of living as provided in Section 414(q)(1) of the Code).
13.03	Former Highly Compensated Employee.

A Former Employee is a Highly Compensated Employee if (applying the rules of Section 13.02) the Former Employee was a Highly Compensated Employee during a Separation Year or during any Determination Year ending on or after the Former Employee’s 55th birthday.

13.04	Definitions.

The following special definitions shall apply to this Article 13:

Determination Year shall mean the Plan Year for which an individual’s status as a Highly Compensated Employee is determined.

5 Percent Owner shall mean any Employee who owns or is deemed to own (within the meaning of Code Section 318), more than five percent of the value of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of the Employer.

Former Employee shall mean an Employee (i) who has incurred a Termination of Employment or (ii) who remains employed by the Employer but who has not performed services for the Employer during the Determination Year (e.g., an Employee on Authorized Leave of Absence).

Separation Year shall mean any of the following years:
(1)	An Employee who incurs a Termination of Employment shall have a Separation Year in the Determination Year in which such Termination of Employment occurs;

(2)	An Employee who remains employed by the Employer but who temporarily ceases to perform services for the Employer (e.g., an Employee on Authorized Leave of Absence) shall have a Separation Year in the calendar year in which he last performs services for the Employer;
(3)	An Employee who remains employed by the Employer but whose Compensation for a calendar year is less than 50% of the Employee’s average annual Compensation for the immediately preceding three calendar years (or the Employee’s total years of employment, if less) shall have a Separation Year in such calendar year. However, such Separation Year shall be ignored if the Employee remains employed by the Employer and the Employee’s Compensation returns to a level comparable to the Employee’s Compensation immediately prior to such Separation Year.
13.05	Other Methods Permissible.

To the extent permitted by the Code, judicial decisions, Treasury Regulations and IRS pronouncements, the Committee may (without further amendment to this Plan) take such other steps and actions or adopt such other methods or procedures (in addition to those methods and procedures described in this Article 13) to determine and identify Highly Compensated Employees (including adopting alternative definitions of Compensation that satisfy Code Section 414(q)(7) and are uniformly applied).

ARTICLE 14
MAXIMUM BENEFITS
14.01	General Rule.
(a)	Except to the extent permitted by Section 4.01(d) of the Plan and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:
(i)	$49,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or
(ii)	100 percent (100%) of the Participant’s Compensation for the Limitation Year. The compensation limit referred to in this paragraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of 401(h) or Section 419A(f)(2) of the Code that is otherwise treated as an Annual Addition.
(b)	The Employer hereby elects that the Limitation Year for purposes of Code Section 415 shall be the Plan Year.
(c)	If the amount to be allocated to a Participant’s Account exceeds the maximum permissible amount (and for this purpose Employer Contributions shall be deemed to be allocated after Employee Contributions), the excess will be disposed of as follows. First, if the Participant’s Annual Additions exceed the maximum permissible amount as a result of (i) a reasonable error in estimating the Participant’s Compensation, (ii) a reasonable error in estimating the amount of Employee Contributions that the Participant could make under Code Section 415, (iii) the allocation of forfeitures or (iv) other facts and circumstances that the Internal Revenue Service finds justifiable, the Committee may direct the Trustee to return to the Participant his Employee Contributions (and any income allocable to such Employee Contributions) for such Plan Year to the extent necessary to reduce the excess amount. Such returned Employee Contributions shall be ignored in performing the discrimination tests of Article 12. Second, any excess Annual Additions still remaining after the return of Employee Contributions shall be reallocated as determined by the Committee among the Participants whose accounts have not exceeded the limit in the same proportion that the Compensation of each such Participant bears to the Compensation of all such Participants. If such reallocation would result in an addition to another Participant’s Account which exceeds the permitted limit, that excess shall likewise be reallocated among the Participants whose Accounts do not exceed the limit. However, if the allocation or reallocation of the excess amounts pursuant to these provisions causes the limitations of Section 415 of the Code to be exceeded with respect to each Participant for the Limitation Year, then any such excess shall be held unallocated in a 415 Suspense Account. If the 415 Suspense Account is in existence at any time during a Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the 415 Suspense Account shall be allocated and reallocated to Participants’ Accounts (subject to the limitations of Code Section 415) before any Contributions that would constitute Annual Additions may be made to the

Plan for that Limitation Year. Notwithstanding the foregoing, the provisions of this Section 14.01(c) shall not apply during any Limitation Year beginning on or after January 1, 2008.
(d)	If the Participant is covered under another qualified defined contribution plan maintained by the Employer during any Limitation Year, the Annual Additions that may be credited to a Participant’s Account under this Plan for any such Limitation Year shall not exceed the maximum permissible amount described above reduced by the Annual Additions credited to the Participant’s accounts under all such other plans for the same Limitation Year. If a Participant’s Annual Additions under this Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated (and for this purpose, Employer Contributions shall be deemed to be allocated after Employee Contributions). If an excess amount is allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of
(i)	the total excess amount as of such date, times
(ii)	the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified defined contribution plans maintained by the Employer.
14.02	Definitions.

For the purposes of this Article 14, the following definitions shall apply:
Annual Addition shall mean the sum of:
(1)	Employer Contributions;
(2)	Salary Savings Contributions, Roth 401(k) Contributions and Elective Profit Sharing Contributions;
(3)	Forfeitures; and
(4)	Amounts described in Code Sections 415(l)(1) and 419A(d)(2).
Annual Additions shall not include any amounts credited to the Participant’s Account resulting from Catch-Up Contributions or Rollover Contributions.
Affiliates shall have that meaning contained in Article 2 except that for purposes of determining who is an Affiliate, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code Section 1563(a)(1).
Compensation for purposes of this Article 14 shall mean the gross annual earnings required to be reported on a Participant’s Form W-2 (box 1) under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation shall also include Salary Savings Contributions, Elective Profit Sharing Contributions, Non-elective Contributions, salary reduction contributions to any Section 125 Plan maintained by the Employer, and amounts applied at the election of the Participant to purchase benefits under an arrangement described in Code Section 132(f).
For Limitation Years beginning on or after January 1, 2008, except as otherwise provided below, the term Compensation for purposes of this Article 14 shall not include any amounts paid by the Company or an Affiliate to an Employee after such Employee severs employment with the Company and the Affiliates. However, such Compensation shall include regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, that are paid after the Employee severs employment with the Company and the Affiliates, provided that (i) the amounts are paid by the later of 2 1/2 months after such severance from employment or the end of the limitation year that includes the date of the severance from employment, and (ii) those amounts would have been included as Compensation for purposes of this Article 14 if they were paid prior to the Employee’s severance from employment.
Other post-severance payments (such as severance pay, parachute payments within the meaning of Code Section 280G(b)(2), or post-severance payments under a nonqualified unfunded deferred compensation plan that would not had been paid if the Employee had continued in employment) are not included in this definition of Compensation even if such amounts are paid within the time period described in the preceding paragraph.

ARTICLE 15
TOP HEAVY RULES
15.01	General.
The provisions of this Article of the Plan shall become effective in any Plan Year in which the Plan is determined to be Top Heavy and shall supersede any conflicting provision of this Plan.
15.02	Definitions.
(a)	Top Heavy. The Plan shall be Top Heavy for the Plan Year if, as of the Valuation Date that coincides with or immediately precedes the Determination Date, the value of the Accounts of Key Employees exceeds 60% of the value of the Accounts of all Participants.

If the Employer maintains more than one plan, all plans in which any Key Employee participates and all plans that enable this Plan to satisfy the nondiscrimination requirements of Section 401(a)(4) or 410 of the Code must be combined with this Plan (a “Required Aggregation Group”) for the purposes of applying the 60% test described above. Plans maintained by the Employer that are not in the Required Aggregation Group may be combined, at the Employer’s election, with this Plan for the purposes of determining Top Heavy status if the combined group (the “Permissive Aggregation Group”) satisfies the requirements of Sections 401(a)(4) and 410 of the Code.

In determining the value of the Participants’ Accounts, all distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the Determination Date shall be included and any unallocated Employer Contributions or forfeitures attributable to the Plan Year in which the Determination Date falls shall also be included. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this provision shall be applied by substituting “five-year period” for “one-year period”. The Account of (i) any Employee who at one time was a Key Employee but who is not a Key Employee for any of the five Plan Years ending on the Determination Date, and (ii) any Employee who has not performed services for the Employer or a related employer maintaining a plan in the aggregation group for the one-year period ending on the Determination Date, shall be disregarded in determining Top Heavy status.

If the Employer maintains a defined benefit plan during the Plan Year that is subject to aggregation with this Plan, the 60% test shall be applied after calculating the present value of the Participants’ accrued benefits under the defined benefit plan in accordance with the rules set forth in that plan and combining the present value of such accrued benefits with the Participant’s’ Account balances under this Plan.

Solely for the purpose of determining if the Plan, or any other plan included in the Required Aggregation Group, is Top-Heavy, a Non-Key Employee’s accrued benefit in a defined benefit plan shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).
(b)	Key Employee. Any employee or former employee (including any deceased employee) of the Employer who, at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual compensation greater than $150,000 (as adjusted under section 416(i)(1) of the Code), a 5-percent owner or the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(c)	Determination Date. The last day of the Plan Year immediately preceding the Plan Year for which Top Heavy status is determined. For the first Plan Year, the Determination Date shall be the last day of the first Plan Year.
(d)	Non-Key Employee. Any Employee who is not a Key Employee.
15.03	Minimum Benefit.
(a)	Except as provided below, the Employer Contributions allocated on behalf of any Non-Key Employee who is employed by the Employer on the last day of the Top Heavy Plan Year shall not be less than the lesser of (i) 3% of such Non-Key Employee’s Compensation or (ii) the largest percentage of Employer Contributions, Salary Savings Contributions and Elective Profit Sharing Contributions, as a percentage of the Key Employee’s Compensation, allocated on behalf of any Key Employee for such Plan Year. Salary Savings Contributions and Elective Profit Sharing Contributions allocated to the Accounts of Non-Key Employees shall not be considered in determining whether a Non-Key Employee has received the minimum contribution required by this Section 15.03, but Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan.
(b)	The minimum allocation is determined without regard to any Social Security contribution and shall be made even though, under other Plan provisions, the Non-Key Employee would have received a lesser allocation or no allocation for the Plan Year because of the Non-Key Employee’s failure to complete 1,000 Hours of Service, his failure to make mandatory employee contributions, or his earning compensation less than a stated amount.
(c)	If the Employer maintains a defined benefit plan in addition to this Plan, the minimum contribution and benefit requirements for both plans in a Top Heavy Plan Year may be satisfied by an allocation of Employer Contributions to the Account of each Non-Key Employee in the amount of 5% of the Non-Key Employee’s compensation.

ARTICLE 16
MISCELLANEOUS
16.01	Headings.

The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

16.02	Action by Employer.

Any action by an Employer under this Plan shall be by resolution of its Board of Directors, or by any person or persons duly authorized by resolution of said Board to take such action.

16.03	Spendthrift Clause.

Except as otherwise required by a “qualified domestic relations order” as defined in Code Section 414(p) or by any judgment, order, decree and/or settlement agreement (as defined in Code Section 401(a)(13)(C)) entered on or after August 5, 1997, none of the benefits, payments, proceeds or distributions under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except for the extent expressly provided herein to the contrary.

16.04	Distributions Upon Plan Termination.

Subject to Article 12, Salary Savings Contributions and Elective Profit Sharing Contributions, and any income attributable thereto, shall be distributed to the Participants or their Beneficiaries in the form of lump sum distributions as soon as administratively feasible after the termination of the Plan, provided that neither the Company nor its Affiliates establish or maintain an alternative defined contribution plan. For this purpose, the definition of the term “alternative defined contribution plan” shall be governed by Treasury Regulation Section 1.401(k)-1(d)(4)(i) or any successor Treasury Regulation thereto.

16.05	Discrimination.

The Employer, the Committee, the Trustee and all other persons involved in the administration and operation of the Plan shall administer and operate the Plan and Trust in a uniform and consistent manner with respect to all Participants similarly situated and shall not permit discrimination in favor of Highly Compensated Employees.

16.06	Release.

Any payment to a Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, Committee, Committee and the Employer, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be.
16.07	Compliance with Applicable Laws.

The Company, through the Committee, shall interpret and administer the Plan in such manner that the Plan and Trust shall remain in compliance with the Code, with ERISA, and all other applicable laws, regulations, and rulings.

16.08	Merger.

In the event of any merger or consolidation of the Plan with any other Plan, or the transfer of assets or liabilities by the Plan to another Plan, each Participant must receive (assuming that the Plan would terminate) the benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit such Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (assuming that the Plan had then terminated), provided such merger, consolidation, or transfer took place after the date of enactment of ERISA.

16.09	Governing Law.

The Plan and Trust shall be governed by the laws of the State of Florida to the extent that such laws are not preempted by Federal law.

16.10	Legally Incompetent.

If any Participant, former Employee or Beneficiary is a minor or, in the judgment of the Committee is otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until a claim shall have been made by a duly appointed guardian or committee of such person, direct that such payment or any part thereof be made to such person’s Spouse, child, parent, brother, sister, or such other person deemed by the Committee to have incurred expense for or assumed responsibility for the expense of such person. Such payment shall fully discharge the Trustee, Employer, Committee and Committee from further liability on account thereof.

16.11	Location of Participant or Beneficiary Unknown.

In the event that all or any portion of the distribution payable to a Participant or his Beneficiary shall remain unpaid solely by reason of the Committee’s inability to ascertain the whereabouts of such Participant or Beneficiary, the amount unpaid shall be forfeited. However, such forfeiture shall not occur until five (5) years after the amount first became payable. The Committee shall make a diligent effort to locate the Participant or Beneficiary including the mailing of a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary. In the event a Participant or Beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored and distributed.

16.12	Protected Benefits.

Early retirement benefits, retirement-type subsidies, or optional forms of benefits protected under Code Section 411(d)(6) shall not be reduced or eliminated with respect to such benefits that have already accrued unless such reduction or elimination is permitted under the Code authority issued by the Internal Revenue Service, or judicial authority.

16.13	Qualified Military Service.
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

     IN WITNESS WHEREOF, the Company has caused this amendment and restatement of the Plan to be duly executed and adopted on behalf of the Company effective as of January 1, 2009.

COMPANY:

SEACOAST NATIONAL BANK

	By:	/s/ Dennis S. Hudson, III

	Title:	Chairman & Chief Executive Officer

Attest:	Date:	July 21, 2009

/s/ Sharon Mehl

APPENDIX A
PREDECESSOR EMPLOYERS AND PAST SERVICE CREDIT RULES
I.	Employees of the Port St. Lucie National Bank and The Spirit Mortgage Corporation.
Immediate Eligibility. Persons employed at Port St. Lucie National Bank and The Spirit Mortgage Corporation who become Eligible Employees of the Employer on July 1, 1997 shall be eligible to participate in this Plan on July 1, 1997.
Past Service Credit. Each Employee of Port St. Lucie National Bank and The Spirit Mortgage Corporation shall be credited with Vesting Service and Eligibility Service under the Plan equal to such Employee’s Years of Service under the Port St. Lucie National Bank Retirement Savings Plan as of May 31, 1997.
II.	Employees of the Walmart Branch of Bank Atlantic in Fort Pierce, Florida.
Immediate Eligibility. Persons employed at the Walmart Branch of Bank Atlantic in Fort Pierce, Florida (“Bank Atlantic”) who become Eligible Employees of the Employer on June 25, 2001, shall be eligible to participate in this Plan as soon as administratively feasible on or after June 25, 2001.
Past Service Credit for Vesting. Employment with Bank Atlantic or any other corporation or business entity controlled by Bank Atlantic prior to June 25, 2001 shall be considered employment with the Employer for purposes of satisfying the vesting requirements of Section 7.04(c).
III.	Employees of the Vero Beach Branch of Bank Atlantic in Vero Beach, Florida.
Immediate Eligibility. Persons employed at the Vero Beach Branch of Bank Atlantic in Vero Beach, Florida (“Vero Beach Branch — Bank Atlantic”) who become Eligible Employees of the Employer on January 24, 2005, shall be eligible to participate in this Plan as soon as administratively feasible on or after January 24, 2005.
Past Service Credit for Vesting. Employment with Vero Beach Branch — Bank Atlantic or any other corporation or business entity controlled by Vero Beach Branch — Bank Atlantic prior to January 24, 2005 shall be considered employment with the Employer for purposes of satisfying the vesting requirements of Section 7.04(c).
IV.	Employees of Century National Bank.
Immediate Eligibility. Persons employed by Century National Bank who were eligible to participate in the Century National Bank 401(k) Retirement Plan on April 1, 2005 shall be eligible to participate in this Plan as soon as administratively feasible on or after April 31, 2005.
Past Service Credit for Eligibility. Employment with Century National Bank or any other corporation of business entity controlled by Century National Bank prior to May 1, 2005 shall be considered employment with the Employer for purposes of satisfying the eligibility requirements of Section 3.01(b)

Past Service Credit for Vesting. Employment with Century National Bank or any other corporation or business entity controlled by Century National Bank prior to May 1, 2005 shall be considered employment with the Employer for purposes of satisfying the vesting requirements of Section 7.04(c).
Profit Sharing Contribution. Notwithstanding Section 5.02(c) of the Plan, “Eligible Compensation” for persons employed by Century Bank on May 1, 2005 will include base wages (including commissions, but excluding overtime, bonuses and incentives) received from Century Bank during 2005.
V.	Employees of Big Lake National Bank.
Immediate Eligibility. Persons employed by Big Lake National Bank (“Big Lake”) on December 31, 2005 who were eligible to participate in the 401(k) Plan maintained by Big Lake National Bank on January 1, 2006 shall be eligible to participate in this Plan as soon as administratively feasible on or after April 1, 2006. Notwithstanding the foregoing, persons employed by Big Lake or any other corporation or business entity controlled by Big Lake prior to March 31, 2006 and classified by Big Lake as temporary employees are not eligible to participate in the Plan.
Past Service Credit for Eligibility. Employment with Big Lake or any other corporation or business entity controlled by Big Lake prior to March 31, 2006 shall be considered employment with the Employer for purposes of satisfying the eligibility requirements of Section 3.01(b).
Past Service Credit for Vesting. Employment with Big Lake or any other corporation or business entity controlled by Big Lake prior to March 31, 2006 shall be considered employment with the Employer for purposes of satisfying the vesting requirements of Section 7.04(c).